UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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THE GEO GROUP, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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621 NW 53rd Street, Suite 700

Boca Raton, Florida 33487

Telephone: (561) 893-0101

March 21, 2014

Dear Shareholder:

You are cordially invited to attend the 2014 annual meeting of the shareholders of The GEO Group, Inc. We will hold the meeting on Friday, May 2, 2014, at 9:00 A.M. (EDT) at The Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida, 33432. We hope that you will be able to attend.

This year we are furnishing proxy materials to our shareholders primarily on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, most of you will receive a Notice of Internet Availability of Proxy Materials instead of paper copies of this proxy statement and our annual report. The notice contains instructions on how to access the proxy statement and the annual report over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe that this process will significantly lower the costs of printing and distributing our proxy materials. On or about March 21, 2014, we mailed to shareholders a Notice of Internet Availability of Proxy Materials.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Shareholders may vote via the Internet, by telephone, or by completing and returning a proxy card. Submitting a vote before the annual meeting will not preclude you from voting in person at the annual meeting should you decide to attend. If you wish to attend the meeting, please refer to page 50 for additional guidelines.

Sincerely,

George C. Zoley

Chairman of the Board,

Chief Executive Officer and Founder

THE GEO GROUP, INC.

621 NW 53rd Street, Suite 700

Boca Raton, Florida 33487

Telephone: (561) 893-0101

Notice of Annual Meeting of Shareholders on May 2, 2014

March 21, 2014

The annual meeting of the shareholders of The GEO Group, Inc. will be held on Friday, May 2, 2014, at 9:00 A.M. (EDT) at The Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida, 33432 for the purpose of considering and acting on the following proposals:

(1)	To elect six (6) directors for the ensuing year;

(2)	To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year 2014;

(3)	To hold an advisory vote to approve named executive officer compensation;

(4)	To approve The GEO Group, Inc. 2014 Stock Incentive Plan, which we refer to as the 2014 Plan; and

(5)	To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of GEO’s common stock of record at the close of business on March 10, 2014, the record date and time fixed by the board of directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted on at the annual meeting can be found in the accompanying proxy statement.

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareholders (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

By Order of the Board of Directors,

John J. Bulfin

Senior Vice President, General Counsel

and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON FRIDAY, MAY 2, 2014.

GEO’s proxy statement and annual report are available online at: www.proxyvote.com

i

PROXY STATEMENT

THE GEO GROUP, INC.

621 NW 53rd Street, Suite 700

Boca Raton, Florida 33487

Telephone: (561) 893-0101

March 21, 2014

The GEO Group, Inc. (“GEO,” “we” or “us”) is furnishing this proxy statement in connection with the solicitation of proxies by our board of directors for use at the annual meeting of shareholders to be held at The Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida 33432, May 2, 2014, at 9:00 A.M., Eastern Daylight Time. Please note that the proxy card provides a means to withhold authority to vote for any individual director-nominee. Also note that the format of the proxy card provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposals indicated on the proxy card. A proxy card which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A proxy voted by telephone or the Internet and not revoked will be voted in accordance with the shareholder’s instructions. If no instructions are given, proxies that are signed and returned or voted by telephone or the Internet will be voted as follows:

“FOR” the election of the nominated directors for the ensuing year;

“FOR” the proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accountants of GEO for the fiscal year 2014;

“FOR” the advisory approval of the resolution on named executive officer compensation; and

“FOR” the proposal to approve The GEO Group, Inc. 2014 Stock Incentive Plan, which we refer to as the 2014 Plan.

Under New York Stock Exchange rules, brokerage firms have authority to vote shares on routine matters for which their customers do not provide voting instructions. The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for 2014 is considered a routine matter. As a result, if you hold your shares through a broker and do not direct the broker how to vote your shares on this routine matter, your broker may vote the shares on your behalf.

Under New York Stock Exchange rules, the election of directors, the advisory vote to approve named executive officer compensation, and the proposal to approve the 2014 Plan are not considered routine matters. As a result, if a brokerage firm does not receive voting instructions from the beneficial owner of shares held by the firm, those shares will not be voted and will be considered broker non-votes with respect to those matters. A broker non-vote will have no effect on the election of directors, the advisory vote to approve named executive officer compensation, and the proposal to approve the 2014 Plan.

This proxy statement, the notice of annual meeting, the proxy card and our 2013 annual report will be mailed or made accessible via the Internet on or about March 21, 2014.

The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders at the annual meeting. If any such matter or matters properly come before the annual meeting, the designated proxy holders will have discretionary authority to vote thereon.

Holders of GEO common stock at the close of business on March 10, 2014, the record date, will be entitled to one vote for each share of common stock standing in their name on the books of GEO at that date. On March 10, 2014, GEO had 72,295,631 shares of common stock outstanding.

The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding on the record date will constitute a quorum for purposes of the annual meeting. The election of directors requires a majority of the votes cast. The appointment of Grant Thornton LLP will be ratified if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. The advisory vote to approve named executive officer compensation will be approved if the number of votes cast in favor of approval exceeds the number of votes cast against approval. The proposal to approve the 2014 Plan will be approved if the number of votes cast in favor of approval exceeds the number of votes cast against approval. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the proposal but will not be counted as “votes cast” with respect to the election of directors, the advisory vote to approve named executive officer compensation, and the proposal to approve the 2014 Plan. If less than the majority of the outstanding shares of common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date and time.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be held on Friday, May 2, 2014.

The Proxy Statement and 2013 Annual Report to Shareholders are

available at www.proxyvote.com.

1.	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The proxy statement and annual report to security holders is available at www.proxyvote.com.

3.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Instructions on how to request a paper or e-mail copy can be found on the “Important Notice Regarding the Availability of Proxy Materials” (“Notice”). To request the documents by email, send a blank email with the 12-digit control number (located on the Notice) in the subject line to sendmaterial@proxyvote.com. You may also call 1-800-579-1639 to request a copy. Please make your request for a copy as instructed above on or before April 23, 2014 to facilitate timely delivery.

Any person giving a proxy has the power to revoke it any time before it is voted by providing written notice to GEO addressed to the Corporate Secretary, by executing and delivering a later dated proxy, or by attending the meeting and voting the shares in person.

The costs of preparation, assembly and mailing this proxy statement and the accompanying materials will be borne by GEO. GEO will also pay the cost of soliciting your proxy and reimbursing brokerage firms and others for forwarding proxy materials to you. Certain of GEO’s officers, directors and employees may participate in the solicitation of proxies by mail, personal interview, letter, fax and telephone without additional consideration.

PROPOSAL 1:

ELECTION OF DIRECTORS

Director Nominees

GEO’s board of directors is comprised of six (6) members. The six (6) nominees are listed below. All of the nominees are presently directors of GEO and were elected by the shareholders at GEO’s 2013 annual meeting.

If instructed, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are duly elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by the board of directors.

Director Nominees	Age	Since	Current Positions
Clarence E. Anthony	54	2010	Director
Norman A. Carlson	80	1994	Director
Anne N. Foreman	66	2002	Director
Richard H. Glanton	67	1998	Director
Christopher C. Wheeler	67	2010	Director
George C. Zoley	64	1988	Chairman and Chief Executive Officer

The following is a brief biographical statement for each director nominee:

Director Nominees

Clarence E. Anthony

Mr. Anthony has served as a director of GEO since 2010. Mr. Anthony has been the President and CEO of Anthony Government Solutions, Inc., a government relations consulting firm based in West Palm Beach, FL since June 2009. From 2004 through 2009, he was the Chief Marketing Officer & EVP at PBS&J, an International Engineering and Construction Management firm. From 2004 to 2006, he served as the National Business Development & Government Relations Director for PBS&J. From 1996 to 2004, Mr. Anthony was President and CEO of Emerge Consulting. Since 1999, Mr. Anthony has served on the board of directors of Bealls, Inc., a privately held $1.5 billion dollar clothing and retail corporation headquartered in Bradenton, Florida. From 2004-2009, Mr. Anthony was on the board of directors of PBS&J, Inc. where he served as Presiding Director of the Board for fiscal year 2008-2009. From 1998-2007, Mr. Anthony served on the board of CentraCore Properties Trust (formerly Correctional Properties Trust). Mr. Anthony served as mayor of South Bay, Florida for 24 years and served as president of the National League of Cities in 1999. In January 2013, he was named the Executive Director of The National League of Cities, the oldest and largest organization of municipal officials in the United States. He is also an active member of the National Black Caucus of Local Elected Officials. Mr. Anthony earned a bachelors degree in Social Science from Florida Atlantic University and holds an M.P.A., Public Administration with Specialization in Environmental Growth Management, from Florida Atlantic University.

Mr. Anthony brings extensive government and corrections industry knowledge to the board of directors. Mr. Anthony’s experience as an independent director with CentraCore Properties Trust (including his familiarity with that company’s financing and operations) provides corrections industry knowledge and experience that strengthens the board of directors’ collective knowledge, capabilities and experience.

Norman A. Carlson

Mr. Carlson has served as a director of GEO since 1994 and served previously as a director of The Wackenhut Corporation. Mr. Carlson retired from the Department of Justice in 1987 after serving as the Director of the Federal Bureau of Prisons for 17 years. During his 30-year career with the Bureau of Prisons, Mr. Carlson worked at the United States Penitentiary, Leavenworth, Kansas, and at the Federal Correctional Institution, Ashland, Kentucky. Mr. Carlson was President of the American Correctional Association from 1978 to 1980, and is a Fellow in the National Academy of Public Administration. From 1987 until 1998, Mr. Carlson was Adjunct Professor in the Department of Sociology at the University of Minnesota. He has a Bachelor of Arts Degree from Gustavus Adolphus College and a Master of Arts degree in Criminology from the University of Iowa.

Mr. Carlson’s experience as the former Director of the Federal Bureau of Prisons provides unparalleled corrections industry knowledge and experience in the operation and management of correctional institutions. His 20 years of experience as a GEO board member strengthens the board of directors’ collective knowledge, capabilities and experience.

Anne N. Foreman

Ms. Foreman has served as a director of GEO since 2002. Since 1999, Ms. Foreman has been a court appointed trustee of the National Gypsum Company Bodily Injury Trust. Ms. Foreman is on the board of directors of Ultra Electronics Defense, Inc. and Ultra Electronics Defense Tactical, Inc. and is chairman of the board of directors of Trust Services, Inc. Ms. Foreman served as Under Secretary of the United States Air Force from September 1989 until January 1993. Prior to her appointment as Under Secretary, Ms. Foreman was General Counsel of the Department of the Air Force, a member of the Department’s Intelligence Oversight Board and the Department’s Chief Ethics Officer. She practiced law in the Washington office of Bracewell and Patterson and with the British solicitors Boodle Hatfield, Co., in London, England from 1979 to 1985. Ms. Foreman is a former member of the U.S. Foreign Service, and served in Beirut, Lebanon; Tunis, Tunisia; and the U.S. Mission to the U.N. Ms. Foreman earned a bachelor’s degree, magna cum laude, Phi Beta Kappa, in history and French, and a master’s in history from the University of Southern California in Los Angeles. She holds her juris doctor, cum laude from American University in Washington, D.C. where she was a member of the Law Review, and was awarded an honorary doctorate of law from Troy State University. Ms. Foreman was twice awarded the Air Force Medal for Distinguished Civilian Service. Ms. Foreman also served on the Board of The Wackenhut Corporation, a then publicly-traded security and corrections corporation, for nine years. She has served on public and private U.S. and U.K. boards of directors, and on their audit, compensation and corporate governance committees for 20 years.

Ms. Foreman brings extensive legal, government contracting and international experience to the board of directors. Her service in two Senate-confirmed positions in the Air Force, and in private sector and government positions abroad provide leadership, government affairs and international transactional skills. Her experience as a board member of other companies strengthens the board of directors’ collective knowledge, capabilities and experience.

Richard H. Glanton	Mr. Glanton has served as a director of GEO since 1998. Mr. Glanton is Chairman of Philadelphia Television Network, a privately-held media company. He is the founder and President of ElectedFace LLC, a Delaware based technology company that operates an online service that enables citizens across America to connect with the elected officials that represent them. Mr. Glanton was Senior Vice President of Corporate Development at Exelon Corporation from 2003-2008. From 1983 to 2003, he was a Partner at both Wolf Block LLP (1983-86) and at Reed Smith LLP (1986-2003). He is also a director of the Mistras Group, Inc. and the Aqua America Corporation. Mr. Glanton has more than 25 years of legal experience in law firms and 13 years of executive experience as president of The Barnes Foundation from 1990 to 1998 and at Exelon Corporation from 2003-2008. Mr. Glanton has approximately 30 years of continuous experience serving on boards of publicly traded companies. He has served as a director on boards of 5 publicly-traded companies, four of which are traded on the NYSE and 1, CGU, on the United Kingdom Stock Exchange. He served as a director of CGU of North America, a British based Insurance Company, from 1983 to 2003 when it was sold to White Mountain Group of Exeter New Hampshire and Berkshire Hathaway. He was a member of its Executive and Audit Committees during his 20 year tenure on that board. From 1990 until 2003, he served as director of PECO Energy and Exelon Corporation Boards until he resigned to assume a senior management position within PECO\Exelon at the request of its Chairman. He served on the Executive and Audit and Governance Committees of PECO\ Exelon. Mr. Glanton is a member of the board of directors of Aqua America Corporation and has served as Chairman of the Governance Committee since 2005. He received his bachelor’s degree in English from West Georgia College (renamed State University of West Georgia) in Carrollton, Georgia and his juris doctor from the University of Virginia School of Law in Charlottesville, Virginia.

Mr. Glanton’s experience in utility acquisitions, his experience as a director of other publicly-traded companies and his demonstrated leadership roles in other business activities are important qualifications for the board of directors. His extensive corporate finance and legal knowledge also contribute to the board of directors’ collective knowledge, capabilities and experience.

Christopher C. Wheeler

Mr. Wheeler has served as a director of GEO since 2010. Mr. Wheeler retired from Proskauer Rose LLP in January 2010, where he served as a member of the Corporate Department and a partner in the firm’s Florida office for nearly 20 years. Mr. Wheeler has had extensive experience in real estate and corporate law, institutional lending, administrative law and industrial revenue bond financing. He has acted as counsel for developers, institutions and large property holders in connection with the purchase, sale, refinancing or operation of real estate properties. Mr. Wheeler is a graduate of Hamilton College and Cornell Law School and was a member of the managing Board of Editors of the Cornell Law Review. Active in professional, charitable and philanthropic matters and community affairs, Mr. Wheeler presently serves on the Board of Trustees of the Boca Raton Regional Hospital, BRRH Corporation and the Board of Directors of the Florida Atlantic University Foundation. He is a former member of the Board of Directors of Pine Crest Preparatory School and the Board of Directors of Ronald McDonald House Charities of South Florida. Mr. Wheeler also served as a member of the Grievance Committee for the Fifteenth Judicial Circuit of Florida.

Mr. Wheeler brings extensive real estate, finance and legal knowledge to the board of directors. His credentials in lending and bond financing strengthens the board of directors’ collective knowledge, capabilities and experience.

George C. Zoley

George C. Zoley is GEO’s Chairman of the Board, Chief Executive Officer and Founder. He served as GEO’s Vice Chairman and Chief Executive Officer from January 1997 to May of 2002. Mr. Zoley has served as GEO’s Chief Executive Officer since the company went public in 1994. Prior to 1994, Mr. Zoley served as President and Director since GEO’s incorporation in 1988. Mr. Zoley founded GEO in 1984 and continues to be a major factor in GEO’s development of new business opportunities in the areas of correctional and detention management, and other diversified government services. Mr. Zoley also serves as a director of several business subsidiaries through which The GEO Group, Inc. conducts its operations worldwide. Mr. Zoley has bachelor’s and master’s degrees in Public Administration from Florida Atlantic University (FAU) and a Doctorate Degree in Public Administration from Nova Southeastern University (NSU). For seven years, Mr. Zoley served as a member of the Board of Trustees of Florida Atlantic University in Boca Raton, Florida, and previously served as Chairman of the Board of Trustees. Mr. Zoley also served as Chair of the FAU Presidential Search Committee and member of the FAU Foundation board of directors.

Mr. Zoley is one of the pioneers in the private corrections industry. As the founder of The GEO Group, Inc., his industry knowledge, experience and leadership is invaluable to the operation and development of the company. His 30 years with the company make him uniquely qualified to be the Chairman of the Board and CEO.

The election of each director will require the affirmative vote of a majority of the votes cast by holders of the shares of common stock present in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” each of the six nominees for director.

EXECUTIVE OFFICERS OF GEO

The executive officers of GEO as of March 10, 2014 are as follows:

Name	Age	Position
George C. Zoley	64	Chairman of the Board, Chief Executive Officer and Founder
Brian R. Evans	46	Senior Vice President and Chief Financial Officer
John M. Hurley	66	Senior Vice President; President, GEO Corrections & Detention
Jorge A. Dominicis	51	Senior Vice President, GEO Community Services
John J. Bulfin	60	Senior Vice President, General Counsel and Secretary
David J. Venturella	47	Senior Vice President, Business Development
Thomas M. Wierdsma	63	Senior Vice President, Project Development
Stephen V. Fuller	59	Senior Vice President, Human Resources
Ronald A. Brack	52	Vice President, Chief Accounting Officer and Controller
Shayn P. March	48	Vice President, Finance and Treasurer

George C. Zoley — Please refer to the biographical information listed above in the “Director Nominees” section.

Brian R. Evans — Mr. Evans assumed the role of Chief Financial Officer for the Company in August 2009. Mr. Evans was GEO’s Vice President of Finance and Treasurer from May 2007 to August 2009 and Chief Accounting Officer from May 2003 to August 2009. Mr. Evans joined GEO in October 2000 as Corporate Controller. From 1994 until joining GEO, Mr. Evans was with the West Palm Beach office of Arthur Andersen, LLP and from 1990 to 1994, Mr. Evans served in the U.S. Navy as an officer in the Supply Corps. Mr. Evans has a bachelor’s degree in Accounting from the University of Notre Dame and is a member of the American Institute of Certified Public Accountants.

John M. Hurley — As GEO’s Senior Vice President since 2000 and President of GEO Corrections & Detention since late 2006, Mr. Hurley is responsible for the overall administration and management of GEO’s correctional and detention facilities. In 2010, Mr. Hurley was assigned operational oversight for GEO International Services in addition to his responsibilities for U.S Corrections and Detention management. From 1998 to 2000, Mr. Hurley served as Warden of GEO’s South Bay, Florida correctional facility. Prior to joining GEO in 1998, Mr. Hurley was employed by the Department of Justice, Federal Bureau of Prisons for 26 years. During his tenure, he served as Warden at three different Bureau facilities. He also served as Director of the Bureau’s Staff Training Center in Glynco, Georgia. Mr. Hurley received his bachelor’s degree from the University of Iowa in Sociology and a Certificate in Public Administration from the University of Southern California, Washington D.C. extension campus.

Jorge A. Dominicis — Mr. Dominicis joined GEO in May 2004 as Senior Vice President of what has become the GEO Community Services division of GEO. In that capacity Mr. Dominicis is responsible for the overall management, administrative, and business development activities associated with the division. GEO Community Services oversees the operations of GEO’s community re-entry centers, including both residential and day reporting, as well as youth service facilities and electronic monitoring and supervision services. Before joining GEO, Mr. Dominicis served for 14 years as Vice President of Corporate Affairs at Florida Crystals Corporation, a sugar company, where he was responsible for governmental and public affairs activities, as well as for the coordination of corporate community outreach. Prior to that, Mr. Dominicis served in public and government policy positions.

John J. Bulfin — As GEO’s General Counsel and Secretary since 2000, Mr. Bulfin has oversight responsibility for all GEO litigation, investigations, professional responsibility and corporate governance. Mr. Bulfin is a member of the Florida Bar and the American Bar Associations. He has been a trial lawyer since 1978 and is a Florida Bar Board Certified Civil trial lawyer. Prior to joining GEO in 2000, Mr. Bulfin was a founding partner of the law firm Wiederhold, Moses, Bulfin & Rubin, West Palm Beach, FL. Mr. Bulfin attended the University of Florida, received his bachelor’s degree cum laude from Regis College in Denver, Colorado and his juris doctor from Loyola University in Chicago, Illinois.

David J. Venturella — Mr. Venturella joined GEO in July 2012 as Executive Vice President, Corporate Development. In January 2014, he was promoted to Senior Vice President, Business Development. Mr. Venturella is responsible for leading GEO’s business and proposal development efforts. Prior to joining GEO, Mr. Venturella served in various leadership positions, including most recently as the Executive Director for the Office of Enforcement and Removal Operations for U.S. Immigration and Customs Enforcement (ICE) from September 2008 to June 2012. In addition to his 22-year career with ICE, Mr. Venturella has worked in the private sector in business development and strategic planning. He served as Director of Business Development for the Global Security and Engineering Services Unit with L-3 Communications in Chantilly, Virginia from September 2007 to May 2008. He worked for USIS, Inc. from May 2004 to September 2007 serving as Vice President of the Homeland Security Business Unit for USIS in Falls Church, Virginia, where he was credited with increasing annual revenues by an average of 15 percent during his tenure, and serving as Director of Business Development for USIS in the company’s Professional Services Division. Mr. Venturella has a Bachelor of Science degree in Political Science from Bradley University in Peoria, Illinois. He has also completed the Harvard/MIT Executive Leadership Course at Harvard University’s Kennedy School of Government.

Thomas M. Wierdsma — As GEO’s Senior Vice President of Project Development since January 2007, Mr. Wierdsma has oversight responsibility for Corporate Real Estate activities and Entitlement, Design and Construction of GEO’s new and expanded facilities. Prior to joining GEO, Mr. Wierdsma served for 25 years with Colorado-based Hensel Phelps Construction Company in a number of increasingly senior positions, the last being Director of Project Planning and Development. Mr. Wierdsma attended Valparaiso University and received a Bachelor of Science Degree in Civil Engineering. He is a Registered Professional Engineer and a Designated Design Build Professional.

Stephen V. Fuller — Mr. Fuller has served as Senior Vice President of Human Resources at GEO since 2011 He oversees all human resources functions and employee activities for the Company, which has approximately 18,000 employees worldwide. Mr. Fuller joined GEO in July 2006 as Vice President of Human Resources. Prior to joining GEO, Mr. Fuller served as the Senior Vice President of Human Resources for AmeriPath, Inc. As one of the founding executive officers, Mr. Fuller contributed to this fast-growth company from start-up to annual revenue of $1 billion, with 3,500 employees, physicians and scientists. Mr. Fuller has over 30 years of experience in human resources, a Masters in Business Administration (Dean’s List) from Nova Southeastern University, and a Bachelor of Science degree in Personnel Management and Industrial Relations from Auburn University. He is also certified as a Senior Professional in Human Resources (SPHR) and is a Certified Compensation Professional (CCP).

Ronald A. Brack — Mr. Brack assumed the role of Vice President, Chief Accounting Officer and Controller for the Company in August 2009. Mr. Brack was GEO’s Vice President and Controller from January 2008 to August 2009 and Controller from April 2007 to January 2008. Mr. Brack joined GEO in May 2005 as Assistant Controller. From 2000 until joining GEO, Mr. Brack was with Fort Lauderdale, Florida based NationsRent, Inc. where his most recent position was Assistant Controller. From 1997 to 2000, Mr. Brack was with the Fort Lauderdale office of Arthur Andersen, LLP where his most recent position was Senior Auditor in the Audit and Business Advisory Services Group. Prior to this, Mr. Brack spent over ten years in the fleet management business with World Omni Leasing, Inc. and GE Capital Fleet Services. Mr. Brack attended Florida Atlantic University and has a bachelor’s degree in Economics from Vanderbilt University. He is a member of the American Institute of Certified Public Accountants.

Shayn P. March — Mr. March joined GEO as Vice President of Finance and Treasurer in March 2009. Prior to joining GEO, Mr. March served as a Managing Director for the Corporate Investment Banking group at BNP Paribas, where he worked for eleven years in increasing capacities. From 1995 to 1997, Mr. March was employed at Sanwa Bank in the Corporate Finance Department. From 1988 to 1994, Mr. March was employed at UJB Financial in the Finance and Credit Audit Departments. Mr. March earned his Masters in Business Administration in Financial Management from the Lubin School of Business at Pace University and his Bachelor of Arts in Economics at Rutgers University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of GEO’s common stock that were beneficially owned at March 10, 2014 (unless stated otherwise) by (i) each nominee for election as director at the 2014 annual meeting of shareholders, (ii) each named executive officer (as defined below), (iii) all director nominees and executive officers as a group, and (iv) each person or group who was known by GEO to beneficially own more than 5% of GEO’s outstanding common stock.

Name and Address of Beneficial Owner (1)	Amount & Nature of Beneficial Ownership (2)	Percent of Class (3)

DIRECTOR NOMINEES(4)(5)
Clarence E. Anthony	39,880	*
Norman A. Carlson	58,815	*
Anne N. Foreman	43,958	*
Richard H. Glanton	30,502	*
Christopher C. Wheeler	23,009	*
George C. Zoley	1,038,883	1.4%

NAMED EXECUTIVE OFFICERS(4)(5)
John J. Bulfin	176,180	*
Jorge A. Dominicis	98,756	*
Brian R. Evans	85,695	*
John M. Hurley	126,453	*

ALL DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (15 Persons)(6)	1,846,407	2.5%

OTHER
The Vanguard Group(7)	9,811,900	13.6%
Blackrock Institutional Trust Company, N.A.(8)	6,768,331	9.4%
Scopia Management Inc.(9)	4,320,339	6.0%
Eagle Asset Management, Inc.(10)	3,787,477	5.2%
Credit Suisse Securities (USA) LLC(11)	3,782,882	5.2%

(1)	Unless stated otherwise, the address of the beneficial owners is c/o The GEO Group, Inc., 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487.

(2)	Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission, which we refer to as the SEC. Unless stated otherwise, each person named in the table has sole voting and investment power with respect to the shares beneficially owned.

(3)	As of March 10, 2014, GEO had 72,295,631 shares of common stock outstanding.

(4)	These figures include shares of common stock underlying stock options held by director nominees and the named executive officers that are immediately exercisable, or are scheduled to become exercisable within 60 days of March 10, 2014, in the following amounts: Mr. Anthony — 4,624; Mr. Carlson — 37,685; Ms. Foreman — 16,184; Mr. Glanton — 1,156; Mr. Wheeler — 4,624; Mr. Zoley — 0; Mr. Bulfin — 21,386; Mr. Dominicis — 11,560; Mr. Evans — 6,936; and Mr. Hurley — 23,698.

(5)

These figures include shares of restricted stock held by director nominees and the named executive officers, that are unvested but have voting rights, in the following amounts: Mr. Anthony — 6,820; Mr. Carlson —

6,820; Ms. Foreman — 6,820; Mr. Glanton — 6,820; Mr. Wheeler — 6,820; Mr. Zoley — 117,112; Mr. Bulfin — 19,021; Mr. Dominicis— 25,361; Mr. Evans — 25,361; and Mr. Hurley — 25,361.

(6)	Includes 220,941 shares of common stock underlying stock options held by director nominees and executive officers (15 persons in total) that are immediately exercisable or are scheduled to become exercisable within 60 days of March 10, 2014.

(7)	The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. By Schedule 13F, dated February 11, 2014, Vanguard reported that, as of December 31, 2013, it beneficially owned 9,811,900 shares with sole voting power over 104,680 shares, sole dispositive power over 9,712,245 shares and shared dispositive power over 99,655 shares.

(8)	The principal business address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. By Schedule 13G, dated January 29, 2014, BlackRock reported that, as of December 31, 2013, it beneficially owned 6,768,331 shares with sole voting power over 6,563,939 shares and sole dispositive power over 6,768,331 shares.

(9)	The principal business address of Scopia Management, Inc. is 152 West 57th Street, 33rd Floor, New York, NY 10019. By Schedule 13F filed by Scopia Management, Inc., dated February 14, 2014, Scopia reported that, as of December 31, 2013, it beneficially owned 4,320,339 shares with shared voting power and dispositive power over such shares.

(10)	The principal business address of Eagle Asset Management is 880 Carillon Parkway, St. Petersburg, FL 33716. By Schedule 13G, Eagle reported that, as of December 31, 2013, it beneficially owned 3,787,694 shares with sole voting power and sole dispositive power over such shares.

(11)	The principal office of Credit Suisse Securities (USA) LLC is Eleven Madison Avenue New York, NY 10010-3629. By Schedule 13G filed February 4, 2014, as of December 31, 2013, Credit Suisse beneficially owned 3,782,882 shares with shared voting and shared dispositive power over such shares.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER CORPORATE GOVERNANCE INFORMATION

GEO’s board of directors held nine meetings during fiscal year 2013. Each director attended at least 75% of the total number of meetings of the board of directors and of the meetings held by all board committees on which such director served.

Director Independence

Pursuant to the corporate governance standards applicable to companies listed on the New York Stock Exchange (“NYSE”), the board of directors must be comprised of a majority of directors who qualify as independent directors. In determining independence, each year the board of directors affirmatively determines whether directors have a “material relationship” with GEO. When assessing the “materiality” of a director’s relationship with GEO, the board of directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from that of the persons or organizations with which the director has an affiliation. An independent director is free from any relationship with GEO that may impair the director’s ability to make independent judgments. Particular attention is paid to whether the director is independent from management and, with respect to organizations affiliated with a director with which GEO does business, the frequency and regularity of the business conducted, and whether the business is carried out at arm’s length on substantially the same terms to GEO as those prevailing at the time from unrelated third parties for comparable business transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships.

Applying the NYSE’s independence standards, the board of directors has determined that Clarence E. Anthony, Norman A. Carlson, Anne N. Foreman, Richard H. Glanton and Christopher C. Wheeler qualify as independent under the NYSE’s corporate governance standards, and that the board of directors is therefore comprised of a majority of independent directors. The board of directors’ determination that each of these directors is independent was based on the fact that none of the directors had a material relationship with GEO outside of such person’s position as a director, including a relationship that would disqualify such director from being considered independent under the NYSE’s listing standards.

Committees

Under our corporate governance guidelines, the board of directors has established eight standing committees. The members of the board of directors serving on these committees and the functions of those committees are set forth below.

AUDIT AND FINANCE COMMITTEE	CORPORATE PLANNING COMMITTEE
Richard H. Glanton, Chairman	Anne N. Foreman, Chairman
Clarence E. Anthony	Norman A. Carlson
Christopher C. Wheeler	Clarence E. Anthony

COMPENSATION COMMITTEE	OPERATIONS AND OVERSIGHT COMMITTEE
Richard H. Glanton, Chairman	Norman A. Carlson, Chairman
Anne N. Foreman	Richard H. Glanton
Christopher C. Wheeler	Anne N. Foreman

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	LEGAL STEERING COMMITTEE
Anne N. Foreman, Chairman	Christopher C. Wheeler, Chairman
Richard H. Glanton	Richard H. Glanton
Christopher C. Wheeler	Anne N. Foreman

EXECUTIVE COMMITTEE	INDEPENDENT COMMITTEE
George C. Zoley, Chairman	Richard H. Glanton, Chairman
Christopher C. Wheeler	Clarence E. Anthony
Richard H. Glanton	Norman A. Carlson
Anne N. Foreman
Christopher C. Wheeler

Audit and Finance Committee

The Audit and Finance Committee met seven times during fiscal year 2013. The Report of the Audit and Finance Committee is included in this proxy statement.

All of the members of the Audit and Finance Committee are independent (as independence is defined under Exchange Act Rule 10A-3, as well as under Section 303A.02 of the NYSE’s listing standards). In addition, the board of directors has determined that Mr. Glanton is an “audit committee financial expert” as that term is defined under Item 407(d)(5) of Regulation S-K of the SEC’s rules.

The Audit and Finance Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.geogroup.com by clicking on the link “About Us” on our homepage and then clicking on the link “Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Vice President of Corporate Relations at 561-999-7306. Pursuant to the charter, the main functions and responsibilities of the Audit and Finance Committee include the following:

•	select, in its sole discretion, our independent auditor and review and oversee its performance;

•	review and approve in advance the terms of our independent auditor’s annual engagement, including the proposed fees, as well as the scope of auditing services to be provided;

•	oversee the independence of the Company’s independent auditor;

•	review and approve in advance any non-audit services to be provided by the independent auditor, including the proposed fees;

•

review with management, our internal auditor and our independent auditor, our significant financial risks or exposures and assess the steps management has taken to monitor and mitigate such risks or exposures;

•

review and discuss with management and our independent auditor the audit of our annual financial statements and our internal controls over financial reporting, and our disclosure and the independent auditor’s reports thereon;

•	meet privately with our independent auditor on any matters deemed significant by the independent auditor;

•	establish procedures for the submission, receipt, retention and treatment, on an anonymous basis, of complaints and concerns regarding our accounting, internal accounting controls or auditing matters;

•

establish, review periodically and update as necessary a Code of Business Conduct and Ethics, ensure that management has established a system to enforce the Code, and review management’s monitoring of the Company’s compliance with the Code;

•

review with our counsel legal matters that may have a material impact on our financial statements, our compliance policies and any material reports or inquiries from regulators or government agencies; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.

Compensation Committee

The Compensation Committee met nine times during fiscal year 2013. The Report of the Compensation Committee is included in this proxy statement.

All of the members of the Compensation Committee are independent (as independence is defined under Section 303A.02 of the NYSE’s listing standards).

The Compensation Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.geogroup.com by clicking on the link “About Us” on our homepage and then clicking on the link “Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Vice President of Corporate Relations at 561-999-7306. Pursuant to the charter, the main functions and responsibilities of the Compensation Committee include the following:

•	review on a periodic basis and, if appropriate, make recommendations with respect to director compensation;

•

establish our executive compensation philosophy, and review and approve the compensation of all of our corporate officers, including salaries, bonuses, stock option grants and other forms of compensation;

•	review the general compensation structure for our corporate and key field employees;

•

establish annual and long-term performance goals for the compensation of our CEO and other senior executive officers, evaluate the CEO’s and such other senior executives’ performance in light of those goals, and, either as a committee or together with the other independent members of the board of directors, determine and approve the CEO’s and such other senior executives’ compensation level based on this evaluation;

•	review our program for succession and management development;

•	review our incentive-based compensation and equity-based plans and make recommendations to the board of directors with respect thereto;

•

review and discuss with management our disclosures under “Compensation Discussion and Analysis”, or CD&A, and based on such review and discussion make a recommendation to the Board as to whether the CD&A should be included in our proxy statement; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.

For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see “Compensation Discussion and Analysis” elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met five times during fiscal year 2013.

All of the members of the Nominating and Corporate Governance Committee are independent (as independence is defined under Section 303A.02 of the NYSE’s listing standards).

The Nominating and Corporate Governance Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.geogroup.com by clicking on the link “About Us” on our homepage and then clicking on the link “Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Vice President of Corporate Relations at 561-999-7306. Pursuant to the charter, the main functions and responsibilities of the Nominating and Corporate Governance Committee include the following:

•

identify candidates qualified to become members of the board of directors and select or recommend that the full board of directors select such candidates for nomination and/or appointment to the board of directors;

•	review candidates for the board of directors recommended by shareholders;

•	assist the Board in determining and monitoring whether or not each Director and prospective director is an “independent director” within the meaning of any rules and laws applicable to GEO;

•	after consultation with the Chairman and CEO, recommend to the board of directors for approval all assignments of committee members, including designations of the chairs of the committees;

•

establish the evaluation criteria for the annual self-evaluation by the board of directors, including the criteria for determining whether the board of directors and its committees are functioning effectively, and implement the process for annual evaluations;

•	develop, adopt, review annually and, if appropriate, update, corporate governance guidelines for GEO and evaluate compliance with such guidelines;

•

periodically review our Code of Business Conduct and Ethics for directors, officers and employees, and approve amendments to the Code of Business Conduct and Ethics to the extent deemed appropriate by the committee;

•

advise the board of directors with regard to our policies and procedures for the review, approval or ratification of any transaction presenting a potential conflict of interest between us and any member of our board of directors or any executive officers;

•	consider other corporate governance issues that arise from time to time, and advise the board of directors with respect to such issues; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.

In fulfilling the committee’s duties to identify and recommend candidates for election to our board of directors, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity—diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our board of directors at the time of election.

Executive Committee

Periodically during fiscal year 2013 members of the Executive Committee informally discussed various matters relating to GEO’s business. The Executive Committee has full authority to exercise all the powers of the board of directors between meetings of the board of directors, except as reserved by the board of directors. During 2013, the Executive Committee acted three times through resolutions adopted at duly convened meetings or by unanimous written consent. All actions taken by the Executive Committee in 2013 were ratified by the board of directors at their next quarterly meeting.

Corporate Planning Committee

The Corporate Planning Committee periodically reviews with management various corporate strategic initiatives, including potential merger and acquisition activities, business expansion issues and corporate finance matters.

Operations and Oversight Committee

The Operations and Oversight Committee reviews with management various issues relating to our operations that may arise from time to time.

Legal Steering Committee

The Legal Steering Committee reviews with management strategic issues with respect to material litigation and other discrete legal issues.

Independent Committee

The Independent Committee considers matters that may arise from time to time that the board of directors designates for independent director review.

Director Identification and Selection

The processes for director selection and director qualifications are set forth in Section 3 of our Corporate Governance Guidelines. The board of directors, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the board, between annual meetings. Nominees for director are selected on the basis of outstanding achievement in their personal careers, broad experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to the duties of the board of directors. The board believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of GEO, (ii) the results of operations and financial condition of GEO and of any significant subsidiaries or business segments, and (iii) the relative standing of GEO and its business segments in relation to its competitors. The board is committed to diversified membership and it does not and will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. The Nominating and Corporate Governance Committee may, to the extent it deems appropriate, engage a third party professional search firm to identify and review new director candidates and their credentials.

The Nominating and Corporate Governance Committee will consider proposed nominees whose names are submitted to it by shareholders; however, it does not have a formal process for that consideration. There are no differences between the considerations and qualifications for director nominees that are recommended by shareholders and director nominees recommended by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has not adopted a formal process because it believes that the informal consideration process has been adequate to date. The Nominating and Corporate Governance Committee intends to review periodically whether a more formal policy should be adopted. If a shareholder wishes to suggest a proposed name for committee consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the committee.

Board Leadership Structure

Our CEO also serves as the Chairman of the board of directors. Richard H. Glanton has served as Lead Independent Director of the Company since January 1, 2011.

Mr. Glanton has been a director of GEO since 1998 and is currently the Chairman of the Audit and Finance Committee, the Compensation Committee and the Independent Committee, and a member of the Executive Committee, the Nominating and Corporate Governance Committee, the Operations and Oversight Committee and the Legal Steering Committee. As the Lead Independent Director, Mr. Glanton has input to the Chairman of the board on preparation of agendas for board and committee meetings. Mr. Glanton chairs board meetings when the Chairman of the board is not in attendance and provides input to the independent directors and ensures that the effectiveness of the board is assessed on a regular basis. The Lead Independent Director reports to the board regarding deliberations of the independent directors and may recommend special meetings of the independent directors as necessary. Because of Mr. Glanton’s long history as a board member and his service as the Chair of the Audit and Finance Committee and Compensation Committee, the board believes that Mr. Glanton is uniquely qualified to serve as the Lead Independent Director of the Company. In 2012, in connection with our conversion to a REIT, Mr. Glanton was the chairman of a special committee created to review and manage the divestiture of GEO Care, Inc.

As a company that is focused on its core business, we believe the CEO is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its shareholders. Since our CEO knows the Company’s business, is a pioneer in the industry and has over thirty years of experience, we believe that our CEO is the appropriate person to lead the board of directors. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and CEO.

We believe the current leadership structure of the board of directors supports the risk oversight functions described below by providing independent leadership at the board and committee level through the Lead Independent Director with ultimate oversight by the full board of directors led by our Chairman and CEO. The board of directors periodically reviews and considers whether the current board leadership structure continues to be appropriate for our Company.

Board Risk Oversight

Our board of directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Throughout the year, the board of directors and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. The board of directors has delegated responsibility for the oversight of specific risks to the following committees:

•	The Audit and Finance Committee oversees GEO’s risk policies and processes relating to the financial statements, financial reporting processes and credit risks.

•

The Operations and Oversight Committee oversees GEO’s operating risks. The Operations and Oversight Committee meets regularly during the year and on occasions when an operations incident occurs. The Operations and Oversight Committee may travel to the appropriate site to audit the operating practices and procedures if an incident has occurred.

•	The Compensation Committee oversees risks related to the Company’s compensation policies and practices.

•	The Legal Steering Committee oversees risks related to major litigation.

Code of Business Conduct and Ethics

The board of directors has adopted a code of business conduct and ethics applicable to GEO’s directors, officers, employees, agents and representatives, including its consultants. The code strives to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full, fair, accurate, timely and transparent disclosure, compliance with the applicable government and self-regulatory organization laws, rules and regulations, prompt internal reporting of violations of the code, and accountability for compliance with the code. The code can be found on our website at http://www.geogroup.com by clicking on the link “About Us” on our homepage and then clicking on the link “Corporate Governance.” In addition, the code is available in print to any shareholder who requests it by contacting our Vice President of Corporate Relations at 561-999-7306.

Code of Ethics for CEO, Senior Financial Officers and Other Employees

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the board of directors has also adopted a code of ethics for the CEO, its senior financial officers and all other employees. The text of this code is located in Section 18 of GEO’s code of business conduct and ethics. The code can be found on our website at http:// www.geogroup.com by clicking on the link “About Us” on our homepage and then clicking on the link “Corporate Governance.” In addition, the code is available in print to any shareholder who requests it by contacting our Vice President of Corporate Relations at 561-999-7306.

Corporate Governance Guidelines

The board of directors has adopted corporate governance guidelines to promote the effective functioning of the board of directors and its committees, and the continued implementation of good corporate governance practices. The corporate governance guidelines address matters such as the role and structure of the board of directors, the selection, qualifications and continuing education of members of the board of directors, board meetings, non-employee director executive sessions, board self-evaluation, board committees, CEO performance review, succession planning, non-employee director compensation, certain shareholder matters and certain shareholder rights.

The corporate governance guidelines can be found on our website at http://www.geogroup.com by clicking on the link “About Us” on our homepage and then clicking on the link “Corporate Governance.” In addition, the corporate governance guidelines are available in print to any shareholder who requests them by contacting our Vice President of Corporate Relations at 561-999-7306.

Annual Board and Committee Self-Assessments and Non-Employee Director Executive Sessions

The board of directors conducts a self-assessment annually, which is reported by the Nominating and Corporate Governance Committee to the board of directors. In addition, the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee also undergo annual self-assessments of their performance. The non-employee directors of the board of directors meet in executive session at least twice per year and such meetings are presided over by a presiding director who is typically the chairman of the Nominating and Corporate Governance Committee, who is currently Anne Foreman.

Communications with Directors

The board of directors has adopted a process to facilitate written communications by shareholders or other interested parties to the entire board, the independent members of the board as a group or any individual member of the board, including the presiding director for non-employee director executive sessions. Persons wishing to write to the board of directors of GEO, or to a specified director (including the presiding director for non-employee director executive sessions) or committee of the board, should send correspondence to the Corporate Secretary at 621 NW 53rd Street, Suite 700, Boca Raton, Florida, 33487.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the board, or to the affairs of GEO.

Board Member Attendance at Annual Meetings

GEO encourages all of its directors to attend the annual meeting of shareholders. We generally hold a board meeting coincident with our annual meeting to minimize director travel obligations and facilitate their attendance at the annual meeting of shareholders. All of our directors attended the 2013 annual meeting of shareholders.

Adoption of Global Human Rights Policy and Ongoing Dialogue

In November 2012, GEO entered into a dialogue with the U.S. Jesuit Conference which included representatives from the National Jesuit Committee on Investment Responsibility and the Interfaith Center for Corporate Responsibility. The purpose of the dialogue was the adoption of a corporate Human Rights policy. On February 14, 2013, GEO’s Board of Directors adopted a Global Human Rights Policy. Representatives of the Jesuit Conference have toured GEO facilities and are continuing the collaboration with GEO towards full implementation of the policy.

Additional information on GEO’s Global Human Rights Policy can be found at http://geogroup.com/human_rights.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Grant Thornton LLP (“Grant Thornton”) served as GEO’s independent registered public accountants in fiscal years 2013 and 2012 A member of Grant Thornton will be present at the annual meeting to make a statement if so desired and will be available to respond to appropriate questions. The following sets forth the aggregate fees billed to GEO by Grant Thornton in fiscal years 2013 and 2012.

	2013	2012
Audit Fees(1)	$2,778,983	$2,654,720
Audit Related Fees(2)	264,415	118,860
Tax Fees(3)	200,663	13,696
All Other Fees(4)	—	22,995

Total	$3,244,061	$2,810,271

(1)	Audit fees for 2013 include fees for professional services rendered in connection with the annual audit of the Company’s consolidated financial statements, audit of internal controls over financial reporting, reviews of quarterly financial statements reported on Form 10-Q, statutory requirements required domestically and internationally, comfort letters and consents related to the Company’s offering memorandums and registration statements associated with the 5.125% Senior Notes due 2023, the 5 7/8% Senior Notes due 2022 filed on Forms S-4, as amended, and the prospectus supplement relating to the at-the-market equity offering program. Audit fees for 2012 include fees for professional services rendered in connection with the annual audit of the Company’s consolidated financial statements, audit of internal controls over financial reporting, reviews of quarterly financial statements reported on Form 10-Q, statutory audits required internationally and correspondence with the SEC.

(2)	Audit related fees in 2013 primarily consist of fees for the audit of The GEO Save 401(k) Plan and related Annual Report filed on Form 11-K and various due diligence services. Audit related fees in 2012 primarily consist of fees for the audit of The GEO Save 401(k) Plan and related Annual Report filed on Form 11-K and due diligence services in connection with the Company’s conversion to a real estate investment trust, or REIT.

(3)	Tax fees for 2013 and 2012 consist of fees for tax compliance and consultation primarily related to GEO’s domestic and foreign locations.

(4)	All other fees consist of work performed internationally. During 2012, these fees were primarily related to compliance work performed in connection with international business development opportunities.

The Audit and Finance Committee of the board of directors has implemented procedures to ensure that all audit and permitted non-audit services provided to GEO are pre-approved by the Audit and Finance Committee. All of the audit, audit-related, tax and all other services provided by Grant Thornton to GEO in 2013 and 2012 were approved by the Audit and Finance Committee pursuant to these procedures. All non-audit services provided in 2013 and 2012 were reviewed with the Audit and Finance Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit and Finance Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

The Audit and Finance Committee periodically approves the provision of various audit, audit-related, tax and other services by Grant Thornton. The Audit and Finance Committee plans to continue to review and pre-approve such services as appropriate. In addition, the Audit and Finance Committee has delegated to its Chairman, Richard H. Glanton, the authority to grant, on behalf of the Audit and Finance Committee, the pre-approvals required under the Sarbanes-Oxley Act for the provision by Grant Thornton to GEO of auditing and permissible non-audit services; provided, however, that any decision made by Mr. Glanton with respect to any such pre-

approvals must be presented at the next regularly scheduled full Audit and Finance Committee meeting that is held after such decision is made.

All of the services provided by Grant Thornton to GEO in 2013 and 2012 were approved by the Audit and Finance Committee pursuant to these procedures. The Audit and Finance Committee will continue to review and pre-approve such services as appropriate.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Role of the Compensation Committee

The Compensation Committee of our board of directors establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to executive officers and administers our 2006 stock incentive plan and the 2011 employee stock purchase plan. Our Compensation Committee consists of three members, each of whom is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the rules and regulations that have been promulgated under that Act, and in the listing standards of the New York Stock Exchange. The Compensation Committee operates under a written charter that was first adopted by our board of directors in February 2004 and has been amended three times since. The charter more fully describes the role, responsibilities and functioning of the Compensation Committee. A current copy of this charter can be viewed on our website at www.geogroup.com by clicking the link “About Us” on our homepage and then clicking the link “Corporate Governance”.

Say-on-Pay Results

At our 2013 Annual Meeting of Shareholders, approximately 80% of the votes cast voted to approve the advisory resolution on our executive compensation referred to as the “say-on-pay” vote. The Compensation Committee believes that the positive outcome of the say-on-pay vote supports the compensation arrangements established by the Compensation Committee. The Compensation Committee considered the results of the shareholder vote on the 2013 “say-on-pay” proposal as one of the many factors relevant in connection with the discharge of its responsibilities along with the advice of its independent compensation consultant and shareholder feedback. Building upon the changes to our compensation programs implemented during 2012 and consideration of the factors discussed above, the Compensation Committee did implement a number of changes to our compensation programs during 2013.

2013 Compensation Committee Actions on Executive Compensation

The Compensation Committee evaluates GEO’s executive compensation policies and practices on an ongoing basis. In 2013, the Compensation Committee undertook the following actions regarding our executive compensation:

•

The Compensation Committee engaged Pay Governance, a nationally recognized executive compensation consultant, to perform an analysis of the implications of long-term incentive grants. A discussion of Pay Governance’s analysis is provided below in “Overview of Compensation Structure.”

•	The Compensation Committee and our CEO, George C. Zoley, made the following amendments to Mr. Zoley’s employment agreement with GEO:

¡

Mr. Zoley agreed to eliminate the automatic 3% cost of living increase applicable to his annual base salary and agreed instead that his annual base salary could be increased in the sole discretion of the Board.

¡

Mr. Zoley agreed to modify the termination payment he would receive in the event his employment was terminated other than a termination by the company for cause or a termination by Mr. Zoley for good reason from 3x (three times) the amount of his base salary plus annual bonus to 2x (two times) the amount of his base salary plus annual bonus.

¡	Mr. Zoley agreed to decrease the target annual cash incentive performance award he may receive from 150% of his annual base salary to 100% of his annual base salary.

•

The Compensation Committee approved that future performance-based equity awards to be granted to our senior management would consist of multi-year performance metrics as opposed to annual metrics. Although the Compensation Committee retained the power to take actions contrary to the above with respect to future performance-based equity awards, it may do so only (1) upon the unanimous agreement of the members of the Compensation Committee; and/or (2) in connection with arrangements that may be assumed by the company in connection with the acquisition of an entity or assets.

The Compensation Committee believes these actions taken in 2013 relating to executive compensation further improve what it believes were already strong executive compensation arrangements and policies for GEO.

Independence of Compensation Consultant

The Committee assessed the independence of Pay Governance LLC, taking into account the following factors:

•	Other services provided by Pay Governance;

•	The amount of fees paid by the company to the consultant as a percentage of its total revenues;

•	Any business or personal relationships between the consultant (including its representatives) and the company’s directors or senior officers; and

•	The policies and procedures the consultant has in place to prevent conflicts of interest, which includes a prohibition against stock ownership in the company.

Pay Governance has attested to its independence and does not provide any services to the company other than those related to executive compensation consulting. Based on its assessment, the Committee agreed that the compensation consultant is independent and that the compensation consultant’s work has not raised any conflict of interest.

Overview of Compensation Structure

Our compensation structure for named executive officers has historically consisted of four basic components — a salary, an annual cash incentive bonus, an annual equity compensation grant and certain other benefits and perquisites, as more fully described below.

When making decisions regarding the compensation of named executive officers, including the Chief Executive Officer, the Compensation Committee considers the data and analyses prepared by Pay Governance, historical pay to the named executive officers and the appropriateness of such compensation, including by comparing it to a peer group of companies periodically. During 2012, the Compensation Committee used peer group data to obtain a general understanding of current compensation practices and therefore ensure that it is acting in an informed and responsible manner to make sure our executive compensation program is competitive. The Compensation Committee viewed peer group data as one factor in assisting its compensation decisions, but did not engage in benchmarking or rely wholly or in part on this information. In 2013, the Compensation Committee did not believe it was necessary or appropriate to perform or have Pay Governance conduct a peer group analysis to evaluate our compensation programs and practices against the competitive market in light of the extensive peer group analysis that was undertaken in 2012. The Compensation Committee also considers the compensation recommendations set forth by the Chief Executive Officer for named executive officers other than himself. Under the Compensation Committee’s charter, the Chief Executive Officer cannot provide the Compensation Committee with a compensation recommendation for himself. When considering compensation matters generally, and the compensation packages of the named executive officers in particular, the Compensation Committee meets in executive session outside the presence of the named executive officers. The Compensation Committee uses its experience and judgment to make final compensation decisions.

During 2013, the Compensation Committee engaged Pay Governance LLC, a nationally recognized executive compensation consultant, to perform an analysis of the implications of making a long-term incentive grant for fiscal year 2013. The Compensation Committee retained Pay Governance directly, supervised all work assignments performed by them, and reviewed and approved all work invoices received from them for payment.

Pay Governance met directly with the Compensation Committee and reported directly to the Chairman of the Compensation Committee. In conducting its review, Pay Governance was at times required to work with our management in order to obtain compensation information and data to perform its tasks. Other than as described above, Pay Governance was not asked to perform any other services for us. The Compensation Committee paid Pay Governance a total of $62,331 in 2013 related to its work for the Compensation Committee.

Under its charter, the Compensation Committee has the ability to retain any advisors it deems necessary or desirable in order for it to discharge its duties. The Compensation Committee also has sole authority to terminate the retention of any advisor it has retained.

Pay Governance undertook the study of making a long-term incentive grant for fiscal year 2013 through the following three analyses:

•	Engage in a simulated Institutional Shareholder Services (“ISS”) pay-for-performance review to ensure that our assessment of pay and performance alignment was consistent with ISS’ assessment;

•	Review of proposed long-term incentive grants compared to similarly sized organizations to ensure that any grants are competitive with the market; and

•	Overview of performance metrics that can be used in connection with long-term incentive grants so as to make an informed decision regarding the relevant metrics to use now that we are a REIT.

In conducting the simulated ISS pay-for-performance review, Pay Governance selected a peer group comprised of the following 16 companies across the “REIT” and “Commercial Services and Supplies” Industries:

•	Annaly Capital Management, Inc.

•	Ashford Hospitality Trust Inc.

•	Camden Property Trust

•	CBL & Associates Properties Inc.

•	CommonWealth REIT

•	Corrections Corporation of America

•	DDR Corp.

•	Diamondrock Hospitality Co.

•	Digital Realty Trust Inc.

•	Equity Residential

•	Iron Mountain Inc.

•	Liberty Property Trust

•	Mack-Cali Realty Corp.

•	Ryman Hospitality Properties, Inc.

•	St. Green Realty Corp.

•	The Brink’s Company

Pay Governance ran a simulated ISS pay-for-performance review of the relative degree of alignment (“RDA”), multiple of median (“MOM”), and Pay-Total Shareholder Return alignment (“PTA”). Based on this analysis, Pay Governance concluded that our Chief Executive Officer’s compensation and absolute total shareholder return have been well-aligned over the past five years and as a result our RDA, MOM and PTA scores would likely trigger low concern from ISS.

Pay Governance reviewed the Compensation Committee’s proposed long-term incentive grants compared to similarly sized companies and concluded that the proposed grant levels were generally within or slightly below the competitive market range for long-term incentive grants.

Pay Governance also presented to the Compensation Committee the most popular performance metrics utilized by REITs for their long-term incentive grants. These metrics included relative total shareholder return, funds from operations and cash flow.

Important Factors Given Particular Consideration by the Compensation Committee in Setting Compensation for the Named Executive Officers

In setting executive compensation for our named executive officers, the Compensation Committee gives particular attention and focus to the following factors over a several year-period:

•	Our financial performance;

•	Our stock price performance;

•	Our growth and prospects for continued future growth in both revenues and profitability; and

•	The performance of our senior management team.

Applying these factors to our Company during the previous several years in setting CEO and other named executive officer compensation, the Compensation Committee considered the following:

•

During the past several years, we have experienced strong growth in revenue and profitability and believe we have become the most diversified service provider in our peer group, which will continue to yield growth opportunities that our competitors may not necessarily enjoy;

•

During the past several years, we have successfully completed and integrated several significant acquisitions, including, most recently, the strategic acquisition of BI in 2011, which allowed us to introduce important new electronic monitoring and community service offerings to our customers, and the acquisition and integration of Cornell Companies in 2010-2011, which materially expanded the scope of our U.S. Corrections Services and what we now refer to as our GEO Community Services Divisions;

•

We believe we have the most seasoned and accomplished senior management team in our industry, led by our Chairman, CEO and Founder, who is an industry pioneer and has a long and established track record of leading our company to substantial growth in revenue and profitability since the inception of our business;

•

We believe the efforts undertaken by our senior management team over the past several years to expand our company´s business, both in our core corrections business and into new diversified services, have positioned us to have what we believe are stronger prospects for stable and strong revenue and profit growth than any peer company in our industry;

•

Our senior management team has consistently demonstrated the ability over a long period of time to manage through and capably address and mitigate the key risks that face our business on an ongoing basis as demonstrated by the reactivation of two of our facilities with a total of 1,400 beds and several actions undertaken during 2013 that strengthened our balance sheet, specifically, the refinancing of our senior credit facility, the issuance of $300 million of senior notes at a historically low interest rate for us of 5 1/8%, and the issuance of $250 million of senior notes at a rate of 5 7/8% along with the tender offer for and redemption of our senior notes that were due in 2017 and had an interest rate of 7 3/4%;

•

Our senior management team has consistently made delivering shareholder value a priority. We have had solid long-term stock price performance. The following graph compares the total shareholder return of our common stock compared to the total shareholder return of the NAREIT U.S. Equity REITs index over the five-year period ended December 31, 2013; and

•

The successful conversion by GEO into a real estate investment trust, or a REIT, effective January 1, 2013, a transaction which we believe has significantly increased shareholder value, including through the payment of regular quarterly dividends to our shareholders of $.50 per share during each of the first through third quarters of 2013, $.55 per share during the fourth quarter of 2013 and $.57 per share during the first quarter of 2014.

The factors above are among the most critical we consider in setting our named executive officer compensation.

Compensation Program Objectives and What the Program is Designed to Reward

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase shareholder value on both an annual and a longer term basis primarily by generating increasing levels of revenue and net income. To that end, compensation packages include significant forms of incentive compensation to ensure that an executive officer’s interest is aligned with the interests of our shareholders in generating revenue and net income. Based upon the Compensation Committee’s regular review of the Company’s compensation policies and practices, the Compensation Committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Elements of Compensation

Our compensation program for named executive officers consists of the following components:

•	Salaries

•	Annual cash incentive compensation

•	Equity compensation

•	Other benefits and perquisites

Each of these components is reflected in the Summary Compensation Table set forth below and is also discussed in further detail below.

Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined

The following is a brief discussion of each element of our named executive officer compensation. The Compensation Committee pays each of these elements in order to ensure that a desirable overall mix is established between base compensation and incentive compensation, cash and non-cash compensation and annual and long-term compensation. The committee also evaluates on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace for which we compete for executive talent. Overall, our Compensation Committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our named executive officers, who we believe constitute the most experienced senior management team in our industry.

Salaries. The cash salaries paid to the named executive officers are incorporated into the terms of existing executive employment agreements with our named executive officers. Any increases in salaries have been made either pursuant to the terms of the employment agreements or at the discretion of the Compensation Committee. Mr. Zoley, who also serves as our Chairman, receives no additional compensation for his board service, so his annual cash salary reflects the workload, responsibilities and contributions made by Mr. Zoley as our Chief Executive Officer and our Chairman. For 2013, our Compensation Committee determined it was appropriate to increase the cash salaries of our named executive officers by 3% as compared to their 2012 annual cash salaries.

Annual Cash Incentive Compensation. Annual cash incentive compensation for each of our named executive officers is governed by our Senior Management Performance Award Plan, which was approved by our shareholders at the Company’s 2010 annual meeting of shareholders. Payments made in accordance with this plan are intended to be tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The plan is administered by our Compensation Committee, which has the authority to make all discretionary determinations necessary or appropriate under the plan. The plan is governed by the Compensation Committee and is administered on a day to day basis by the Chief Executive Officer and the Senior Vice President of Human Resources.

Under the plan, each of our named executive officers is eligible to receive annual cash incentive compensation based on our relative achievement of budgeted revenue and net income after tax for the fiscal year. For purposes of the plan, net income after tax means our net income after all federal, state and local taxes. Extraordinary items and changes in accounting principles, as defined by U.S. generally accepted accounting principles, may be disregarded in determining our net income after tax. Non-recurring and unusual items not included or planned for in our annual budget may also be excluded from net income after tax in the sole and absolute discretion of the Compensation Committee. In determining the amount of annual incentive cash compensation awarded, our net income after tax is weighted 65% and our revenue is weighted 35% (collectively, the “Target Weighting of Revenue and Net-Income-After-Tax”).

Awards under the plan are made as follows: (i) targets for budgeted revenue and net income after tax are set at the beginning of each fiscal year; (ii) the plan includes for each named executive officer an annual incentive target amount as a percentage of the officer’s salary which forms the basis for computing the officer’s award under the plan; and (iii) at the end of the fiscal year, a multiplier set forth in the plan that is based on our relative achievement of budgeted revenue and net income after tax for the fiscal year is applied to each officer’s annual incentive target amount referenced in (ii) above. The multiplier is the same for all named executive officers.

The following table shows, for each named executive officer, the annual incentive target amount as a percentage of salary that the respective officer is eligible to receive under the plan.

Annual Incentive Target Amount
Named Executive Officer	(As a Percentage of Salary):
Chief Executive Officer	100%
Chief Financial Officer	50%
Senior Vice Presidents	45%

The following table shows how each named executive officer’s annual incentive cash compensation award is calculated by applying a percentage adjustment methodology, or multiplier, separately to the respective Target Weighting of Revenue and Net-Income-After-Tax results:

Percentage of Budgeted Fiscal Year Targets Achieved for Revenue and for Net-Income-After-Tax	Percentage by which the Target Weighting of Revenue and Net-Income-After- Tax is Reduced/Increased
Less than 80%	No Performance Award

80% — 100%	2.5 times the percentage (negative) difference between the actual achieved percentages of budgeted Revenue and Net-Income-After-Tax

100%	No Adjustment to Target Weighting

101% — 120%	(Amounts over 120% shall not be considered for purposes of this calculation) 2.5 times the percentage (positive) difference between the actual achieved percentages of budgeted Revenue (up to 120%) and Net-Income-After-Tax targets and 100% of the Revenue and Net-Income-After-Tax targets

In addition to the calculations described above, if the budgeted goals for revenue and net income after tax are exceeded, the annual incentive target amounts for the Chief Financial Officer and the other Senior Vice Presidents may be increased up to an additional 50% upon the recommendation of the Chief Executive Officer subject to the approval of the Compensation Committee. The Chief Executive Officer is not eligible for discretionary adjustments. The Compensation Committee and the Chief Executive Officer consider the contribution of the particular officer during the fiscal year when determining whether to grant the discretionary award.

Under the terms of the plan, no amendment to the plan may alter the performance goals, increase the maximum amount which can be awarded to any participant, change the class of eligible employees or make any other change that would require shareholder approval under the exemption for performance-based compensation under Section 162(m) of the Internal Revenue Code, in each case, without the prior approval of our shareholders (to the extent required under the performance-based compensation exception of Section 162(m) of the Internal Revenue Code).

2013 Cash Incentive Outcomes

In 2013, the Company exceeded the target of the performance range on the Net Income after Tax metric and performed at 99.5% of target on the Revenue metric.

Metrics	Target	Actual	Actual as a % of Target
Net Income after Tax	$125,000,000	$134,072,000	107.3%
Revenue	$1,530,000,000	$1,522,074,000	99.5%

Primarily based on these results, the following annual incentive amounts were awarded to the Named Executive Officers for fiscal year 2013 performance:

Executive	Target	Actual Paid	Actual as a % of Target
George C. Zoley	$1,179,350	$1,312,617	111%
Brian R. Evans	$257,500	$286,598	111%
John M. Hurley	$231,750	$257,938	111%
Jorge A. Dominicis	$155,273	$172,818	111%
John J. Bulfin	$201,623	$224,406	111%

Equity Compensation. Our Compensation Committee has historically granted awards under our equity compensation plans to our key employees and members of our board of directors to create a more performance-oriented culture and to further align the interests of management and our shareholders.

Our current equity compensation plan is The GEO Group, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), which was approved by our shareholders at our 2006 annual meeting of shareholders, as amended on August 12, 2010, to increase the number of shares subject to awards under the 2006 Plan which increase was approved by our shareholders at our special meeting of shareholders held on August 12, 2010. As of March 10, 2014, there was a total of 1,083,353 shares of common stock available for future issuance under the 2006 Plan. Prior to the implementation of the 2006 Plan, substantially all of our equity compensation awards had consisted of stock option grants. However, since the adoption of the 2006 Plan, we have issued 2,154,006 shares of restricted stock (excluding cancelled shares) and stock options representing the right to acquire 1,818,600 shares of common stock. In connection with mandatory anti-dilution provisions of our equity incentive plans, as it pertained to the special dividend paid on December 31, 2012, an adjustment was made to all options outstanding on December 31, 2012 to (i) increase the number of shares subject to an option by multiplying the number of shares by 1.156 (the “Adjustment Factor”) and (ii) reduce the exercise price per share of common stock subject to the options by dividing the initial exercise price by the Adjustment Factor. The Adjustment Factor was determined by the percentage increase in our common stock in connection with the stock portion of the Special Dividend. The adjustment affected all GEO employees who had outstanding option grants on December 31, 2012 (313 employees) and resulted in approximately 0.2 million of incremental options awarded. As a result of this adjustment, the total number of shares of common stock subject to awards under the 2006 Plan was adjusted from 4,400,000 shares of common stock to 5,087,385 shares of common stock, and up to 2,166,000 of such total shares may constitute awards other than stock options and stock appreciation rights, including shares of restricted stock.

Our Compensation Committee has historically granted awards under our equity compensation plans either at the time of our annual shareholders’ meeting or following the end of our fiscal year in connection with the completion of our annual compensation cycle; however, we have varied our practice in recent years. We did not grant any equity awards during the 2010 fiscal year. On March 1, 2011, April 15, 2011, March 12, 2012, July 20, 2012 and June 1, 2013, we granted stock options and restricted stock awards to employees, management and non-employee directors. Some of the awards that were granted to senior management are performance-based awards. In the future, we may from time to time grant equity awards throughout the year. Equity compensation awards are priced as of the close of business on the date of grant.

Our Compensation Committee also from time to time grants equity compensation awards, including stock options, in connection with the hiring of new employees. In this case, the new employee may receive a grant of stock options that is priced as of the close of business on the date of hire, and is in a quantity generally consistent with amounts initially granted to similarly situated employees in the past by the Compensation Committee.

The amounts of awards granted under our equity compensation plans are determined by the Compensation Committee after taking into account the following factors: the recommendations of the Chief Executive Officer, the availability of awards for issuance companywide, the overall performance of the Company and the individual performances of the grantees.

Under the 2006 Plan, shares of restricted stock may have performance-based or time-based vesting. If the vesting is performance based, vesting is tied to the achievement of predetermined metrics set by the Compensation Committee and included in the applicable equity grant instrument. If vesting is time based, the shares vest at the rate of 25% per year in each of the four years following the date of grant, subject to vesting acceleration in the case of a change in control as defined in our plan. Restricted stock awards granted to non-employee directors and the performance based restricted stock awards granted to senior management on March 1, 2011 vest in three equal annual increments on each of the three anniversary dates immediately following the date of grant. Beginning in 2012, our restricted stock grants to our executive officers have performance-based vesting. Except for stock option awards to Mr. Zoley prior to 2008, and stock option awards granted to non-employee directors in 2009, which all vested immediately on the date of grant, stock options vest 20% immediately and an additional 20% on each of the four anniversary dates immediately following the grant date.

We believe that equity compensation awards offer significant motivation to our officers and employees and serve to align their interests with those of our shareholders. While the Compensation Committee will continually evaluate the use of equity compensation — both types and amounts — it intends to continue to use such awards as part of the company’s overall compensation program.

2013 Equity Incentive Awards

On June 1, 2013, GEO granted performance-based restricted stock to our named executive officers that vests on June 1, 2016 based on two performance metrics measured from January 1, 2013 to December 31, 2015 as follows: (i) 75% of the award is determined based on GEO’s relative total shareholder return as compared to the FTSE NAREIT EQUITY REIT INDEX and (ii) 25% of the award is determined based on GEO’s return on capital employed performance against targets using an average of ROCE over 2013, 2014 and 2015. The following lists the number of performance-based shares of restricted stock granted to each named executive officer:

Executive	# of Performance Shares Granted in June 2013
George C. Zoley	40,310
Brian R. Evans	10,000
John M. Hurley	10,000
Jorge A. Dominicis	10,000
John J. Bulfin	7,500

Specifically, the performance targets for the performance-based restricted stock grants are:

Performance Metric	Metric Weighting	Threshold	Target	Maximum
Relative TSR	75%	P30	P50	P90
Return on Capital Employed	25%	+1% of WACC	9%	12%

	Payouts (% of Target)	30%	100%	200%

The Threshold required for payment under the Return on Capital Employed metric is set at +1% of our weighted average cost of capital over the three-year measurement period to ensure that payments only occur during periods of positive returns.

Additionally, we have adopted a performance “governor” that caps payouts under the Relative TSR metric at 100% of target if GEO’s absolute TSR is negative over the 3-year period.

Other Benefits and Perquisites. Our executive compensation program includes other benefits and perquisites as more fully reflected on the table set forth below entitled “All Other Compensation.” These benefits and perquisites are reviewed annually by the Compensation Committee with respect to amounts and appropriateness. Currently, the benefits and perquisites which the named executive officers are eligible to receive fall into four general categories: (i) retirement benefits pursuant to our executive retirement agreements in the case of Mr. Zoley and pursuant to our senior officer retirement plan in the case of the other named executive officers; (ii) benefits under certain other deferred compensation plans; (iii) value attributable to life insurance we afford our named executive officers beyond that which is offered to our other employees generally; and (iv) travel and entertainment perquisites, such as an automobile allowance and club dues. During 2013, in connection with an IRS audit, the IRS concluded that certain uses of our corporate jet in prior years was non-business related. This resulted in additional compensation in the aggregate of approximately $62,500 being added to the 2013 W-2s of Messrs. Zoley, Dominicis and Bulfin. After a review of all relevant documentation, the Compensation Committee determined that the use of the corporate jet for attending certain charitable events in 2010 and 2011 was business related and as a result the Compensation Committee authorized the payment of $38,758, $5,756 and $618 to Messrs. Zoley, Dominicis and Bulfin, respectively, to cover the tax liability that resulted from the IRS’ determination.

Executive Retirement Agreement. Mr. Zoley has an executive retirement agreement that requires us to pay him a lump sum amount on the date that his employment with GEO ends. Such amount is determined by his age at the time of retirement with the amount increasing by approximately 4% per year up to age 71. Mr. Zoley’s retirement agreement formerly included a tax gross-up provision for taxes applicable to his lump sum retirement payment. In 2012, Mr. Zoley agreed to amend his retirement agreement to eliminate the tax gross-up provision. In exchange for this amendment, the amount of the lump sum retirement payment which Mr. Zoley was entitled to receive was proportionally increased so that Mr. Zoley would be entitled to receive substantially the same net benefit he would otherwise have received if the tax gross-up had remained in place. Mr. Zoley’s benefits under the executive retirement agreement are fully vested and he will therefore be entitled to receive the amount called for by the agreement whenever his employment with GEO is terminated for any reason, whether by GEO or by him. If Mr. Zoley had retired at December 31, 2013, we would have had to pay him a total of $6.8 million. The amount owed under the retirement agreement to Mr. Zoley would be payable from the general assets of GEO.

Senior Officer Retirement Plan. Messrs. Evans, Hurley, Bulfin and Dominicis participate in our senior officer retirement plan, which is offered to all of our Senior Vice Presidents. The senior officer retirement plan is a defined benefit plan and, subject to certain maximum and minimum provisions, provides for the payment to the officer of a monthly retirement benefit based on a percentage of the officer’s final average annual salary earned during the employee’s last five years of credited service (excluding bonus) times the employee’s years of credited service. A participant will vest in his or her benefits under the senior officer retirement plan upon the completion of ten (10) years of service. The amount of benefit increases for each full year beyond ten (10) years of service except that there are no further increases after twenty-five (25) years of service. The maximum target benefit under the senior officer retirement plan is 45% of final average salary. Reduced benefits are payable for lesser service and early retirement. Benefits under the senior officer retirement plan are offset 100% by social security benefits received by the officer and are computed on the basis of a straight-life annuity. The plan also provides for pre-retirement death and disability benefits. Amounts owing under the plan are payable from the general assets of the Company.

Deferred Compensation Plans. Our named executive officers are currently excluded from participating in our 401(k) plan by virtue of their compensation level. Accordingly, we have established a deferred compensation plan for certain employees, including the named executive officers, which permits them to defer up to 100% of their compensation to provide for their retirement. Under the deferred compensation plan, the Company may make matching contributions on a discretionary basis. Mr. Evans is the only named executive officer who currently participates in the deferred compensation plan.

Excess Group Life Insurance. We pay rates for the life insurance policies of our named executive officers above the level that is excludable under applicable tax rules. Payments in connection with the resulting excess coverage are treated as imputed income to the officers and are not deductible by the Company.

How Each Compensation Element Fits into the Overall Compensation Objectives and Affects Decisions Regarding Other Elements

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, the Company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation, including equity based compensation and awards under the Senior Management Performance Award Plan. The committee also endeavors to properly allocate between cash and non-cash compensation (subject to the availability of equity compensation awards under our then current equity compensation plans), and between annual and long-term compensation.

When considering the marketplace, particular emphasis is placed upon compensation packages available at a comparable group of peer companies.

As discussed earlier, Pay Governance completed in 2012 a report on behalf of the Compensation Committee to evaluate its executive compensation program in light of the marketplace to make sure the program is competitive. The Compensation Committee intends to continue this practice on a periodic basis in the future.

2014 Compensation Actions

Equity Incentive Awards

On February 20, 2014, GEO approved a grant of performance-based restricted stock to our named executive officers that vests on March 1, 2017 based on two annual performance metrics measured from January 1, 2014 to December 31, 2016 as follows: (i) up to 75% of the shares of restricted stock in each award vest if GEO meets certain total shareholder return performance targets during years 2014, 2015 and 2016; and (ii) up to 25% of the shares of restricted stock in each award can vest if GEO meets certain return on capital employed performance targets in 2014, 2015 and 2016. The following lists the number of performance-based shares granted to each named executive officer:

Executive	# of Performance Shares Granted in March 2014
George C. Zoley	40,000
Brian R. Evans	10,000
John M. Hurley	10,000
Jorge A. Dominicis	—
John J. Bulfin	7,500

Amendment to Mr. Dominicis’ Employment Agreement

As previously disclosed in a Current Report on Form 8-K filed with the SEC on March 6, 2014, GEO entered into an amendment to its employment agreement with Mr. Dominicis pursuant to which Mr. Dominicis will be transitioning out of the GEO business over the next two months. Pursuant to the Amendment, GEO will pay Mr. Dominicis a total of $28,732.70 for his continued services as Senior Vice President, GEO Community Services, during the transition period. After the conclusion of the two-month transition period, Mr. Dominicis’ employment with GEO will terminate. Following the termination of employment, Mr. Dominicis will remain as a consultant to GEO through March 31, 2016 (the “Consulting Period”), during which time he will be available to GEO for up to 10 hours per month. If Mr. Dominicis serves the full Consulting Period, he will be paid a total of $69,000. Additionally, all of Mr. Dominicis’ unvested stock options, restricted shares and performance-based shares will continue to vest according to their terms as long as Mr. Dominicis continues to serve as a consultant during the Consulting Period.

Executive and Director Share Ownership Guidelines

The Company maintains stock ownership guidelines for our senior executive officers, including our named executive officers, and our board members. The guidelines require our CEO to maintain equity holdings in GEO equal in value to at least 5x his annual base salary, our other executive officers to maintain equity holdings in GEO equal in value to at least 3x their annual base salaries, and our non-employee directors to maintain equity holdings in GEO equal in value to at least 3x their annual retainers. All officers and directors have five years to comply with these guidelines.

Clawback/Recoupment Policy

The Company maintains a clawback policy providing that any incentive payment awarded by GEO to an executive officer (including a named executive officer) under any GEO incentive compensation plan may be recouped by GEO in the event of material fraud or misconduct by the recipient, among other triggers.

CONCLUSION

We believe that our compensation programs appropriately reward executive performance and closely align the interests of our named executive officers and key employees with the interests of our shareholders, while also enabling the Company to attract, retain, and motivate talented executives. The Compensation Committee will continue to evolve and administer our compensation program in a manner that the Compensation Committee believes will be in the best interests of our shareholders. The Compensation Committee monitors the results of the advisory vote on our executive compensation (referred to as the “say-on-pay” vote) and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities.

SUMMARY COMPENSATION TABLE

The following table shows compensation earned by each of the named executive officers of GEO during 2013, 2012 and 2011, for services in all capacities while they were employees of GEO, and the capacities in which the services were rendered. For purposes of this proxy statement, GEO’s named executive officers are (i) the Chief Executive Officer of GEO, (ii) the Chief Financial Officer of GEO, and (iii) each of the three most highly compensated executive officers of GEO other than the Chief Executive Officer and the Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation($)(4)	Total
George C. Zoley	2013	1,179,350	1,787,245	—	1,312,617	256,675	85,609	4,621,496
Chairman of the Board,	2012	1,145,000	1,756,000		2,220,728	795,218	59,658	5,976,604
CEO & Founder	2011	1,145,000	2,461,000	485,917	1,334,498	217,152	91,382	5,734,949

Brian R. Evans	2013	515,000	443,375	—	286,598	30,152	15,258	1,290,383
Senior Vice President	2012	500,000	351,200	—	484,875	133,941	14,988	1,485,004
& CFO	2011	500,000	492,200	97,183	194,250	90,386	16,348	1,390,367

John M. Hurley	2013	515,000	443,375	—	257,938	55,493	9,416	1,281,222
Senior Vice President,	2012	500,000	351,200		436,388	187,392	3,564	1,478,544
GEO Detention & Corrections Services	2011	500,000	492,200	97,183	174,825	235,906	13,841	1,513,955

Jorge A. Dominicis,	2013	345,050	443,375		172,818	41,903	8,999	1,012,145
Senior Vice President,	2012	500,000	351,200		436,388	94,751	7,757	1,390,096
GEO Community Services	2011	500,000	492,200	97,183	174,825	70,868	32,642	1,367,718

John J. Bulfin	2013	448,050	332,531	—	224,406	69,283	9,021	1,083,291
Senior Vice President,	2012	435,000	263,400	—	300,000	149,694	7,958	1,156,052
General Counsel & Secretary	2011	435,000	369,150-	72,888	152,098	131,227	7,640	1,168,003

(1)	These columns reflect aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB 718”) with respect to stock awards and stock option awards during 2013, 2012 and 2011 for each named executive officer. There were no stock option awards to executive officers during 2013 and 2012. Stock awards granted in 2011 were revenue based. Stock awards granted in 2013 and 2012 were performance based awards and will be earned if the Company achieves its performance based targets. Assumptions used in the calculation of the amounts related to stock option awards are described in Note 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2014.

(2)	We regard our Senior Management Performance Award Plan as our annual bonus plan. The column of this table entitled “Non-Equity Incentive Plan Compensation” consists solely of amounts accrued in 2013, 2012 and 2011, and paid in 2013, 2012 and 2011, respectively, under our Senior Management Performance Award Plan with respect to each of our named executive officers. Please see “Compensation Discussion & Analysis” and “Certain Material Executive Compensation Agreements and Arrangements” for a further description of our Senior Management Performance Award Plan. In 2013, the target adjusted net income after tax and revenue was $125,000,000 and $1,530,000,000, respectively. The actual 2013 results achieved for adjusted net income after tax and revenue was $134,072,000 and $1,522,074,000, respectively.

(3)

Figures in this column consist of amounts accrued in 2013, 2012 and 2011 and with respect to each named executive officer’s executive retirement agreement or senior officer retirement arrangement. Please see “Compensation Discussion & Analysis” and “Certain Material Executive Compensation Agreements and Arrangements” for a further description of our executive retirement agreement and our senior officer retirement arrangements. In the case of Mr. Zoley, his retirement agreement formerly included a tax gross-up provision for taxes applicable to his lump sum retirement payment. In 2012,

Mr. Zoley agreed to amend his retirement agreement to eliminate the tax gross-up provision. In exchange for this amendment, the amount of the lump sum retirement payment which Mr. Zoley was entitled to receive was proportionately increased so that Mr. Zoley would be entitled to receive substantially the same net benefit he would otherwise have received if the tax gross-up had remained in place. This 2012 amendment to Mr. Zoley’s retirement agreement accounts for approximately 75% of the increase in the change in his pension value for 2012 vs. 2011, with the remaining 25% of the increase attributable to the 4% annual increase to the lump sum payment that Mr. Zoley receives under the terms of the retirement agreement.

(4)	The following sets forth for each named executive officer the description and amount of each item comprising each officer’s total compensation appearing in the “All Other Compensation” column for 2013, 2012 and 2011:

		Auto Allowance($)		Club Dues($)	Excess Group Life Insurance($)(a)	Aircraft Usage ($)(b)	Total All Other Compensation($)
George C. Zoley	2013	2,384		6,384	3,564	73,327	85,609
	2012	—	(c)	—	3,564	56,094	59,658
	2011	13,712		5,101	2,116	—	19,277

Brian R. Evans	2013	14,448		—	810	—	15,258
	2012	14,448		—	540	—	14,988
	2011	16,228		6,433	120	—	21,001

John M. Hurley	2013	5,225		—	4,191	—	9,416
	2012	—	(c)	—	3,564	—	3,564
	2011	10,990		—	2,851	—	13,841

Jorge Dominicis	2013	7,757		—	1,242	—	8,999
	2012	7,757		—	—	—	7,757
	2011	26,602		6,040	—	—	32,642

John J. Bulfin	2013	5,972		—	3,049	—	9,021
	2012	5,972		—	1,987	—	7,958
	2011	7,336		—	304	—	7,640

(a)	We pay rates for the life insurance policies of our named executive officers above the level that is excludable under applicable tax rules. The resulting excess coverage represented in this column is treated as imputed income to the officers.

(b)	We provided certain perquisites to the Chief Executive Officer in 2013 for personal use of the Company’s leased aircraft. For purposes of the Summary Compensation Table, we determine the aggregate incremental cost to us for personal use of company aircraft using a method that takes into account the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs. Since the aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, aircraft acquisition costs and the cost of maintenance not related to trips.

(c)	Under our executive automobile policy, the executive is required to make contributions to GEO in circumstances where the cost of the executive automobile exceeds the overall cost allowance as determined under the policy. For Mr. Zoley and Mr. Hurley, the respective cost contributions made by them exceeded the fair value of their executive automobiles during 2012 and therefore there was no additional compensation related to their automobile use for the year.

CERTAIN MATERIAL EXECUTIVE COMPENSATION AGREEMENTS AND ARRANGEMENTS

The following executive compensation agreements and arrangements are material to an understanding of the amounts paid and/or payable to our named executive officers disclosed in the table above.

Executive Employment Agreements

Effective August 22, 2012, we entered into a Third Amended and Restated Executive Employment Agreement with Mr. Zoley, which was amended by the First Amendment, dated April 29, 2013, and the Second Amendment, dated May 29, 2013 (collectively, the “Employment Agreement”). The Employment Agreement was in effect during fiscal year 2013. The Employment Agreement has a continuously rolling three-year term.

The Employment Agreement provides that Mr. Zoley is entitled to receive a target annual performance award of up to a maximum of 100% of his annual base salary in accordance with the Senior Management Performance Award Plan.

The Employment Agreement provides that upon the termination of the agreement for any reason other than by GEO for cause (as defined in the Employment Agreement) or by Mr. Zoley without good reason (as defined in the Employment Agreement), he will be entitled to receive a termination payment equal to 2 (two) times his annual base salary plus target bonus for the fiscal year in which his employment is terminated or, if greater, the target bonus for the fiscal year immediately prior to such termination. In addition, the Employment Agreement provides that upon such termination, GEO will transfer all of its interest in any automobile used by the executive pursuant to its employee automobile policy and pay the balance of any outstanding loans or leases on such automobile so that the executive owns the automobile outright. In the event such automobile is leased, the Employment Agreement provides that GEO will pay the residual cost of the lease.

Upon the termination of the Employment Agreement by GEO for cause or by Mr. Zoley without good reason, Mr. Zoley will be entitled to only the amount of compensation that is due through the effective date of the termination, including any performance award that may be due and payable to him under the terms of the Senior Management Performance Award Plan. The Employment Agreement includes a non-competition covenant that runs through the three-year period following the termination of the executive’s employment, and customary confidentiality provisions.

The Employment Agreement reflects an annual base salary for Mr. Zoley of $1,145,000 subject to increases in the sole discretion of the Board, to be determined by the board of directors. Additionally, the Employment Agreement provides that all outstanding unvested stock options and restricted stock granted to Mr. Zoley fully vest immediately upon a “termination without cause” as such term is defined in his employment agreements, as approved by the Compensation Committee. However, any restricted stock that is still subject to performance based vesting at the time of such termination shall only vest when, and to the extent, the Compensation Committee of the board of directors certifies that the performance goals have been met.

Other Senior Officer Employment Agreements

We have senior officer employment agreements with Messrs. Evans, Hurley, Dominicis and Bulfin. The employment agreements have rolling two-year terms which continue until each executive reaches age 67 absent earlier termination.

The amounts of base salaries that were paid to each of these executives during fiscal years 2013, 2012 and 2011 are set forth in the Summary Compensation Table above. The executives are also entitled to receive a target annual incentive bonus in accordance with the terms of our Senior Management Performance Award Plan which is further described below.

The senior officer employment agreements provide that upon the termination of the agreement for any reason other than by GEO for cause (as defined in the employment agreement) or by the voluntary resignation of the executive, the executive will be entitled to receive a termination payment equal to the following: (1) two years of the executive’s then current annual base salary; plus (2) either the continuation of the executive’s employee benefits (as defined in the employment agreement) for a period of two years, or in the case of Mr. Hurley, at his election, a cash payment equal to the present value of GEO’s cost of providing such executive benefits for a period of two years; plus (3) the dollar value of the sum of paid vacation time that the executive was entitled to take immediately prior to the termination which was not in fact taken by the executive. In addition, the employment agreements provide that upon such termination of the executive, we will transfer all of our interest in any automobile used by the executive pursuant to our employee automobile policy and pay the balance of any outstanding loans or leases on such automobile so that the executive owns the automobile outright. In the event such automobile is leased, the employment agreements provide that we will pay the residual cost of the lease. Also, upon such termination, all of the executive’s unvested stock options will fully vest immediately.

Upon the termination of the employment agreements by us for cause or by the voluntary resignation of the executive, the executive will be entitled to only the amount of salary, bonus, and employee benefits that is due through the effective date of the termination. Each employment agreement includes a non-competition covenant that runs through the two-year period following the termination of the executive’s employment, and customary confidentiality provisions.

Under the terms of the agreements, annual base salaries for 2013 approved by the Compensation Committee for Messrs. Evans, Hurley, Dominicis and Bulfin were $515,000, $515,000, $345,050 and $448,050, respectively. Additionally, all outstanding unvested stock options and restricted stock granted to each of Messrs. Zoley, Evans, Hurley, Dominicis and Bulfin fully vest immediately upon a “termination without cause” as such term is defined in each of their employment agreements, as approved by the Compensation Committee.

Amendment to Mr. Dominicis’ Employment Agreement

As previously disclosed in a Current Report on Form 8-K filed with the SEC on March 6, 2014, GEO entered into an amendment to its employment agreement with Mr. Dominicis pursuant to which Mr. Dominicis will be transitioning out of the GEO business over the next two months. Pursuant to the Amendment, GEO will pay Mr. Dominicis a total of $28,732.70 for his continued services as Senior Vice President, GEO Community Services, during the transition period. After the conclusion of the two-month transition period, Mr. Dominicis’ employment with GEO will terminate. Following the termination of employment, Mr. Dominicis will remain as a consultant to GEO through March 31, 2016 (the “Consulting Period”), during which time he will be available to GEO for up to 10 hours per month. If Mr. Dominicis serves the full Consulting Period, he will be paid a total of $69,000. Additionally, all of Mr. Dominicis’ unvested stock options, restricted shares and performance-based shares will continue to vest according to their terms as long as Mr. Dominicis continues to serve as a consultant during the Consulting Period.

Executive Retirement Agreement

We also have an executive retirement agreement with Mr. Zoley. The retirement agreement provides that upon the later of (i) the date he actually retires from employment with GEO, or (ii) his 55th birthday, GEO will make a lump sum payment to Mr. Zoley. See “Potential Payments Upon Termination or Change in Control” for the amount we would have had to pay Mr. Zoley as of December 31, 2013 pursuant to his executive retirement agreement had he retired at his current age as of that date.

The retirement agreement provides that if the executive should die after his 55th birthday but before he retires from GEO, GEO shall immediately pay to the executive’s beneficiary(ies) or estate the amount GEO would have paid to the executive had he retired immediately prior to his death. The retirement agreement includes non-competition provisions that run for a two-year period after the termination of the executive’s employment. Mr. Zoley has reached the age of 55.

Senior Officer Retirement Plan

GEO maintains a senior officer retirement plan for all of its Senior Vice Presidents, including Mr. Evans, Mr. Hurley, Mr. Dominicis, and Mr. Bulfin. The senior officer retirement plan is a non-qualified defined benefit plan and, subject to certain maximum and minimum provisions, provides for the payment to the officer of a monthly retirement benefit based on a percentage of the officer’s final average annual salary earned during the employee’s last five years of credited service (excluding bonus) times the employee’s years of credited service. A participant will vest in his or her benefits under the senior officer retirement plan upon the completion of ten (10) years of service, provided such participant remains continuously employed by the Company until at least age fifty five (55). The amount of benefit increases for each full year beyond ten (10) years of service except that there are no further increases after twenty-five (25) years of service. The maximum target benefit under the senior officer retirement plan is 45% of final average annual salary. Reduced benefits are payable for lesser service and early retirement. Benefits under the senior officer retirement plan are offset one hundred percent (100%) by social security benefits received (or estimated social security benefits to be received, if applicable) by the officer and are computed on the basis of a straight-life annuity. The plan also provides for pre-retirement death and disability benefits. Amounts owing under the plan are payable from the general assets of the company.

GRANTS OF PLAN-BASED AWARDS

The following sets forth information regarding the grants of plan-based awards to the named executive officers for the year ended December 31, 2013.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
George C. Zoley	—	589,675	1,179,350	1,179,350	—	—	—	—	—	—	—
	6/1/2013	—	—	—	—	—	—	40,310	—	—	44.34
Brian R. Evans	—	128,750	257,500	579,375	—	—	—		—	—	—
	6/1/2013	—	—	—	—	—	—	10,000	—	—	44.34
John M. Hurley	—	115,875	231,750	521,438	—	—	—		—	—	—
	6/1/2013	—	—	—	—	—	—	10,000	—	—	44.34
Jorge A. Dominicis	—	77,637	155,273	349,364	—	—	—		—	—	—
	6/1/2013	—	—	—	—	—	—	10,000	—	—	44.34
John J. Bulfin	—	100,812	201,623	453,652	—	—	—		—	—	—
	6/1/2013	—	—	—	—	—	—	7,500	—	—	44.34

(1)	This column reflects the threshold, target and maximum amounts that our named executive officers were eligible to receive under our Senior Management Performance Award Plan with respect to fiscal year 2013. For a description of how these amounts have been calculated, please see “Compensation Discussion & Analysis — Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined — Annual Cash Incentive Compensation.” For information on the amounts that our named executive officers actually received under our Senior Management Performance Award Plan for 2012, please see the Non-Equity Incentive Compensation column of the Summary Compensation table above. For the purposes of the maximum calculations in this column, we have assumed that our Senior Vice Presidents would have received the maximum discretionary adjustments for which they are eligible.

(2)	The percentage of the shares related to the return on capital employed metric was valued on our closing stock price on June 1, 2013 while the percentage of the shares related to the total shareholder return metric was valued based on a Monte Carlo simulation model.

(3)	All of these awards were granted pursuant to our 2006 Stock Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by our named executive officers as of December 31, 2013.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
George C. Zoley	23,300			—	14.44	10/30/2018	155,512	5,010,597
	57,800	—		—	18.23	10/28/2019	—	—
	34,680	23,120	(1)	—	21.29	3/1/2021	—	—
Brian R. Evans	2,312	—		—	18.23	10/28/2019	33,041	1,064,581
	2,312	4,624	(1)	—	21.29	3/1/2021	—	—
John M. Hurley	2,890	—		—	14.44	10/30/2018	33,041	1,064,581
	11,560	—		—	18.23	10/28/2019	—	—
	6,936	4,624	(1)	—	21.29	3/1/2021	—	—
Jorge A. Dominicis	—	—		—	—	—	33,041	1,064,581
	2,312	—		—	18.23	10/28/2019	—	—
	6,936	4,624	(1)	—	21.29	3/1/2021	—	—
John J. Bulfin	—	—		—	—	—	24,781	798,444
	5,780	—		—	14.44	10/30/2018	—	—
	8,670	—		—	18.23	10/28/2019	—	—
	5,202	3,468	(1)	—	21.29	3/1/2021	—	—

(1)	These remaining unvested stock options are scheduled to vest in two equal 50% increments on March 1, 2014 and March 1, 2015, respectively.

(2)	All shares in this column consist of restricted stock awards The stock awarded on March 1, 2011, vest in three equal 33.34% increments on March 1, 2012, March 1, 2013 and March 1, 2014, respectively. The stock awarded on July 20, 2012, vest in three equal 33.34% increments on August 15, 2013, August 15, 2014 and August 15, 2015, respectively, based on the achievement of certain performance criteria. The stock awards granted on June 1, 2013 cliff vest on March 14, 2016 based on the achievement of certain performance criteria.

(3)	Amounts in this column have been calculated using an assumed stock price of $32.22 the closing price of our common stock on December 31, 2013, the last business day of our fiscal year 2013.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock option exercises by, and the vesting of stock-based awards of, each of the named executive officers of GEO during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George C. Zoley	34,500	594,435	91,486	3,051,981
Brian R. Evans	—	—	17,087	572,625
John M. Hurley	—	—	17,087	572,625
Jorge A. Dominicis	11,560	185,972	17,087	572,625
John J. Bulfin	16,750	504,337	13,247	442,942

EQUITY COMPENSATION PLAN INFORMATION

In connection with your consideration of our proposal to approve The GEO Group Inc. 2014 Stock Incentive Plan, the following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2013, including our 1994 Second Stock Option Plan, our 1999 Stock Option Plan, our 2006 Stock Incentive Plan and our 1995 Non-Employee Director Stock Option Plan. Our shareholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	848,546	$19.67	1,629,303
Equity compensation plans not approved by security holders	—	—	—
Total	848,546	$19.67	1,629,303

PENSION BENEFITS

The following table sets forth certain information with respect to each plan that provides for payments to each of the named executive officers of GEO at, following, or in connection with retirement from GEO.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year
George C. Zoley	Executive Retirement Agreement	n/a	6,826,873	—
Brian R. Evans	Executive Retirement Agreement	13	367,669	—
John M. Hurley	Executive Retirement Agreement	15	1,029,548	—
Jorge A. Dominicis	Executive Retirement Agreement	9	268,154	—
John J. Bulfin	Executive Retirement Agreement	13	626,149	—

(1)	The benefits of Mr. Zoley under his executive retirement agreement is triggered upon the attainment of the retirement age of 55 years old without regard to years of credited service. Mr. Zoley is 55 or older and therefore all of his benefits under his executive retirement agreement are fully vested.

(2)	This column reflects amounts relating to each named executive officer’s retirement agreement or retirement plan. The assumptions used in GEO’s actuarial calculation of pension costs are based on payments in the form of a life annuity using market information and GEO’s historical rates for employment compensation. Such actuarial assumptions are based using mortality tables for healthy participants and include a discount rate of 4.40% and a rate of compensation increase of 4.00%. Please see “Certain Material Executive Compensation Agreements and Arrangements” for a description of our executive and senior officer retirement agreements and arrangements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth for each named executive officer the payments that we would have been required to make as of December 31, 2013, (i) pursuant to the officer’s employment agreement, in connection with the termination of the officer’s employment as of that date by GEO without cause or by the officer for good reason (as such terms are defined in each officer’s employment agreement), (ii) pursuant to the officer’s employment agreement, in connection with the termination of the officer’s employment as of that date by GEO for cause (as defined in each officer’s employment agreement) or by the officer upon the officer’s resignation, and (iii) pursuant to the officer’s retirement agreement or arrangement, in connection with the termination of the officer’s employment as of that date for any reason (including due to the retirement, death or disability of the officer). All of the payments in the table would have been payable pursuant to the employment and retirement agreements and arrangements described more fully above under “Certain Material Executive Compensation Agreements and Arrangements.” All amounts in the table would have been payable in lump sums from the general assets of GEO.

	Payment Due Pursuant to Officer’s Employment Agreement upon Termination either by Company Without Cause or by Officer for Good Reason ($)(1)(2)(3)(4)	Payment Due Pursuant to Officer’s Employment Agreement upon a Termination by Company With Cause or Resignation by Officer ($)(2)(4)	Payment Due Pursuant to Officer’s Retirement Agreement or Arrangement upon a Termination for Any Reason ($)(2)(4)(5)
Name
George C. Zoley	5,284,447	—	6,826,873
Brian R. Evans	1,120,770	—	367,669
John M. Hurley	1,112,956	—	1,029,548
Jorge A. Dominicis	754,570	—	268,154
John J. Bulfin	990,432	—	626,149

(1)	Our current employment agreements with our named executive officers do not provide for any payments in connection with a change in control. Each officer would only have received the amount set forth in this column in connection with a change in control on December 31, 2013, if such officer was terminated by GEO without cause or the officer terminated his employment for good reason, in each case, in connection with the change in control. Currently, only the employment agreement with Mr. Zoley contains a right of the officer to terminate employment for good reason.

(2)	In the event of a termination for any reason of any named executive officer on December 31, 2013, such officer would also have been entitled to receive the amounts set forth in the column of this table entitled “Payment Due Pursuant to Officer’s Retirement Agreement or Arrangement Upon a Termination For Any Reason” pursuant to the officer’s retirement agreement or arrangement.

(3)	All amounts are calculated using each named executive officer’s annual salary base effective December 31, 2013.

(4)	Although no named executive officer is eligible to receive a payment in connection with a termination for cause or a resignation pursuant to the officer’s employment agreement, each officer is entitled to receive all accrued and unpaid amounts under the officer’s employment agreement through the date of termination.

(5)	The benefits of Messrs. Zoley, Hurley, Evans and Bulfin under their retirement agreements are fully vested and those officers would therefore have been entitled to receive the amounts set forth in this column if their employment with GEO had been terminated for any reason on December 31, 2013, whether by GEO or the officer, regardless of whether cause or good reason existed, and including in the event of a termination due to the retirement, death or disability of the officer. Mr. Dominicis is not yet vested under our senior officer retirement plan as of December 31, 2013, due to the fact that he had not accumulated ten years of service as of that date. Please see “Certain Material Executive Compensation Agreements and Arrangements” for a description of our executive and senior officer retirement agreements and arrangements.

DIRECTORS’ COMPENSATION

The following table shows the compensation earned by each director who was not an officer during fiscal year 2013.

	Fees Earned or Paid in Cash($)(1)
		Award($)		All Other Compensation ($)	Total($)
Name		Stock (2)(4)	Option (3)(4)
Clarence E. Anthony	192,586	87,200	—	—	279,786
Norman A. Carlson	196,216	87,200	—	—	283,416
Anne N. Foreman	215,215	87,200	—	—	302,415
Richard H. Glanton	275,716	87,200	—	—	362,916
Christopher C. Wheeler	212,586	87,200	—	—	299,786

(1)	These amounts consist of: (i) an annual retainer fee which was paid at a rate of $75,000 per year; (ii) a payment of $10,000 to the chairperson of the Audit and Finance committee; (iii) a payment of $2,000 to each member of the Audit and Finance committee; (iv) a payment of $5,000 for each committee, other than Audit and Finance, with respect to which a director served as chairperson; (v) a payment of $3,000 for each board meeting attended by each director (minimum four per year); (vi) a payment of $2,500 for each committee meeting attended by that committee’s chairperson; (vii) a payment of $2,000 for each committee meeting attended by each board member; and (viii) a per diem of $3,000 for various board related activities such as continuing education and other activities related to company business. The lead independent director receives an additional annual retainer of $25,000.

(2)	This column reflects the aggregate grant date fair value with respect to stock awards during 2013 for each director who is not a named executive officer. Each director received 2,500 shares of restricted stock on June 1, 2013. The grant date fair value of these awards as calculated in accordance with FASB 718 was $34.88 per share, which was the closing price of our common stock on the grant date.

(3)	There were no stock options awarded to directors during 2013.

(4)	The table below sets forth the aggregate number of shares of common stock subject to stock awards and option awards held by each director who is not a named executive officer outstanding as of the end of 2013.

Name	Stock	Options
Clarence A. Anthony	8,740	5,780
Norman A. Carlson	8,740	38,841
Anne N. Foreman	8,740	17,340
Richard H. Glanton	8,740	2,312
Christopher C. Wheeler	8,740	5,780

COMPENSATION COMMITTEE REPORT

In accordance with the powers and duties of the Compensation Committee as set forth in its charter, the committee hereby reports the following:

1.	The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and

2.	Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:

Richard H. Glanton (Chairman)

Anne N. Foreman

Christopher C. Wheeler

AUDIT AND FINANCE COMMITTEE REPORT

In accordance with the powers and duties of the Audit and Finance Committee as set forth in its charter, the committee hereby reports the following:

1.	The Audit and Finance Committee has reviewed and discussed the audited financial statements for the fiscal year with management;

2.	The Audit and Finance Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec 380) as then modified or supplemented;

3.	The Audit and Finance Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence;

4.	Based on the review and discussions referred to in paragraphs 1.) through 3.) above, the Audit and Finance Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year for filing with the Securities and Exchange Commission;

5.	The Audit and Finance Committee has reviewed all fees, both audit related and non-audit related, of the independent accountant and considers the provision of non-audit services to be compatible with the maintenance of the independent accountant’s independence; and

6.	All members of the Audit and Finance Committee are independent as independence is defined in Sections 303 of the NYSE’s current listing standards.

By the Audit and Finance Committee:

Richard H. Glanton (Chairman)

Clarence E. Anthony

Christopher C. Wheeler

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2013, David Meehan, Director of Business Development for GEO Care, received compensation of $232,892. Mr. Meehan is the son-in-law of George Zoley, our Chairman, CEO and Founder. In 2013, Larry Zoley, Director of Network Services & Integration, received compensation of $144,971. Mr. Zoley is the brother of George Zoley, our Chairman, CEO and Founder. Also in 2013, Henry H. Wheeler, Associate Corporate Counsel, received compensation of $127,605. Mr. Wheeler is the son of Christopher C. Wheeler, a member of the Board of Directors of The GEO Group, Inc. In 2013, we purchased $1,460,298 in construction services from an entity named H.A. Contracting Corporation. H.A. Contracting is 50% owned by Nicholas Angelo, who is the brother-in-law of George Zoley, our Chairman, CEO and Founder. These relationships did not require any separate approvals under our applicable policies and procedures. Except for these relationships, there were no material relationships or related party transactions during fiscal year 2013 requiring disclosure pursuant to Item 404 of Regulation S-K. Under its charter, our Audit and Finance Committee has the authority to review and approve certain transactions involving more than $100,000 between GEO and any director, officer or employee of GEO.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013, Richard H. Glanton, Anne N. Foreman and Christopher C. Wheeler served on our Compensation Committee. None of the members of the Compensation Committee served as an officer or employee of GEO or any of GEO’s subsidiaries during fiscal year 2013 or any prior year. There were no material transactions between GEO and any of the members of the Compensation Committee during fiscal year 2013. None of our executive officers has served on the Compensation Committee or the board of directors of any company, one of whose executive officers served on our board or our Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that GEO’s directors, executive officers and persons who beneficially own 10% or more of GEO’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To GEO’s knowledge, based solely on a review of the copies of such reports furnished to GEO and written representations that no other reports were required, during the year ended December 31, 2013, all such filing requirements applicable to GEO’s directors, executive officers and greater than 10% beneficial owners were complied with.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Finance Committee of our board of directors has appointed Grant Thornton LLP as our independent registered public accountants for the 2014 fiscal year. The Audit and Finance Committee is responsible for the appointment, oversight and termination of our independent registered public accountants. We are seeking the ratification of our shareholders of this appointment, although our Audit and Finance Committee is not bound by any shareholder action on this matter.

If the appointment of Grant Thornton LLP as our independent registered public accountants is not ratified by our shareholders, the Audit and Finance Committee will reconsider its appointment, but may nevertheless retain Grant Thornton LLP. Also, even if the appointment of Grant Thornton LLP as our independent registered public accountants is ratified by our shareholders, the Audit and Finance Committee may direct the appointment of a different independent auditor at any time during the year if the Audit and Finance Committee determines, in its discretion, that such a change would be in our best interests. Grant Thornton LLP has advised GEO that no partner or employee of Grant Thornton LLP has any direct financial interest or any material indirect interest in GEO other than receiving payment for its services as independent certified public accountants.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” the ratification of Grant Thornton LLP as our independent registered public accountants for the 2014 fiscal year.

PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described above in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to attract, retain and motivate our named executive officers to increase shareholder value on both an annual and a longer term basis primarily by generating increasing levels of revenue, net income after tax, total shareholder return and return on capital employed, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our board of directors or the Compensation Committee. Although non-binding, our board of directors and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 4:

PROPOSAL TO ADOPT THE GEO GROUP, INC.’S 2014 STOCK INCENTIVE PLAN

To Approve The GEO Group, Inc. 2014 Stock Incentive Plan

The board of directors has adopted The GEO Group, Inc. 2014 Stock Incentive Plan (the “2014 Plan”), subject to approval by our shareholders. The 2014 Plan is intended to replace our 2006 Stock Incentive Plan (the “Prior Plan”). Upon the approval of the 2014 Plan by shareholders, no further grants will be made under the Prior Plan. If approved, the 2014 Plan will become effective on the date that our shareholders approve the 2014 Plan. The board of directors believes the 2014 Plan will advance the long-term success of our company by enabling us to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in our company and to incentivize them to expend maximum effort for the growth and success of our company.

Background of the 2014 Plan

Our Compensation Committee has historically granted awards under our equity compensation plans to our key employees and members of our board of directors to create a more performance-oriented culture and to further align the interests of management and our shareholders.

Our current equity compensation plan is The GEO Group, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), which was approved by our shareholders at our 2006 annual meeting of shareholders, as amended on August 12, 2010, to increase the number of shares subject to awards under the 2006 Plan which increase was approved by our shareholders at our special meeting of shareholders held on August 12, 2010. Prior to the implementation of the 2006 Plan, substantially all of our equity compensation awards had consisted of stock option grants. However, since the adoption of the 2006 Plan, we have issued 2,154,006 shares of restricted stock (excluding cancelled shares) and stock options representing the right to acquire 1,818,600 shares of common stock. Beginning in 2012, our restricted stock grants to our executive officers have performance-based vesting which we believe is appropriate to foster a performance-oriented culture and align the interests of management and our shareholders. Further, we believe this approach is consistent with the approach taken by our peers in the equity REIT sector and our industry, and is reflective of the performance-based compensation program that our shareholders support.

The Compensation Committee has determined that the number of shares available under the 2006 Plan is insufficient to meet our needs for future periods. In addition, upon approval of the 2014 Plan, no new awards will be granted under the 2006 Plan (outstanding awards granted under the 2006 Plan will survive the termination of the 2006 Plan). As a result, we are asking our shareholders to approve the 2014 Plan.

The following summarizes, as of March 10, 2014, the overhang under the 2006 Plan consisting of outstanding unexercised options and unvested shares of restricted stock, the available shares for issuance under the 2006 Plan, and the shares authorized for issuance of awards under the 2014 Plan, subject to shareholder approval:

Share Allocation	Amount of Shares	Weighted Average Exercise Price	Average Term Remaining
Options outstanding	948,792	$22.91	6.21 years
Restricted stock outstanding	914,700	—	—
Shares available for awards under the 2006 Plan	1,083,353	—	—
Shares authorized for awards under the 2014 Plan	2,000,000	—	—
Total:	4,946,845	—	—

Key Features of the 2014 Plan

The following are several key features of the 2014 Plan:

•

Share Usage and Annual Run Rate. The 2014 Plan provides for a reserve of 3,083,353 shares, which consists of 2,000,000 new shares of common stock available for issuance and 1,083,353 shares of common stock that was available for issuance under the 2006 Plan prior to the 2014 Plan replacing it. The 2014 Plan also limits the number of shares awarded annually under the 2014 Plan, or the annual run rate, to a maximum of 3% of GEO’s total number of outstanding shares of common stock at any time during a fiscal year. In managing the annual run rate, the Compensation Committee will consider the potential negative impact on dilution of the granting of awards under the 2014 Plan. Any shares of common stock that we may repurchase from time to time will be factored into the Compensation Committee’s determination of awards under the 2014 Plan. Additionally, if any award under the 2006 Plan is cancelled, forfeited or terminated for any reason or is settled in cash, the shares of common stock that were subject to such award shall become available for awards under the 2014 Plan unless such shares were cancelled, forfeited, withheld or terminated in order to pay the exercise price, purchase price or any taxes or tax withholdings on a 2006 Award.

•

Discounted Stock Options and Stock Appreciation Rights Prohibited. The 2014 Plan prohibits stock appreciation rights or stock option awards with an exercise price less than the fair market value of our common stock on the date of grant.

•

Re-pricing Without Shareholder Approval Prohibited. Without shareholder approval, the 2014 Plan prohibits the re-pricing of options and stock appreciation rights, the cancellation of such awards in exchange for new awards with a lower exercise price, the repurchase of such awards which have an exercise price that is higher than the then current fair market value of GEO’s common stock, or the cancellation of such awards and grant of substitution new awards as part of a strategy to materially enhance the position of the holder of such options or stock appreciation rights.

•

Inclusion of Minimum Vesting Provisions. With respect to awards that are subject only to a future service requirement, unless the Compensation Committee provides otherwise in an award agreement, (i) options and stock appreciation rights granted pursuant to the 2014 Plan will be subject to a four-year vesting schedule as follows: 20% of such options or stock appreciation rights will vest immediately and the remaining 80% of such options or stock appreciation rights will vest in equal annual increments over a four-year period following the date of grant, and (ii) all other awards that have vesting periods will vest in equal annual increments over a four-year period following the date of grant.

•

Shares Surrendered to Pay Taxes or Exercise Price for Stock Options Will Not Increase the Plan Reserve. Shares tendered to us for taxes or to pay the exercise price will not provide us with additional shares for the 2014 Plan.

•

Stock Appreciation Rights Settled in Shares Will Not be Counted on a Net Basis. Each stock-settled stock appreciation right will count as a full share against the 2014 Plan share reserve limit rather than the net gain realized upon exercise.

•	Independent Plan Administrator. The 2014 Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors.

•	Fixed Plan Term. The 2014 Plan will expire ten years after shareholders approve the 2014 Plan. However, awards granted under the 2014 Plan may survive the termination of the 2014 Plan.

•	Limit on Stock Option Period. Stock appreciation rights and stock options will have a maximum term of ten years.

Description of the 2014 Plan

The text of the 2014 Plan is attached hereto as Appendix A and is hereby incorporated by reference. The following summary of key provisions of the 2014 Plan is qualified in its entirety by reference to the attached 2014 Plan document.

Purpose of the 2014 Plan

The purpose of the 2014 Plan is to enable GEO to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in GEO and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the eligible individuals and the shareholders of GEO.

Eligibility and Participation

Officers, directors, employees (including prospective employees) and consultants of our company, its subsidiaries and affiliates will be eligible to participate in the 2014 Plan, as determined by the Compensation Committee. As of March 10, 2014, there were approximately 16,300 employees, of which 10 were executive officers, and five non-employee directors that are eligible to participate in the 2014 Plan.

Administration of the 2014 Plan

The 2014 Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors in accordance with New York Stock Exchange listing requirements, Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. The Compensation Committee will have full authority to administer the 2014 Plan, including, without limitation, the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements, to interpret awards and 2014 Plan provisions and to amend the 2014 Plan and outstanding awards subject to certain limitations set forth in the 2014 Plan document.

Shares Reserved for Plan Awards

The 2014 Plan provides for a reserve of 3,083,353 shares, which consists of 2,000,000 new shares of common stock available for issuance and 1,083,353 shares of common stock that was available for issuance under the 2006 Plan prior to the 2014 Plan replacing it. The 2014 Plan also limits the number of shares awarded annually under the 2014 Plan, or the annual run rate, to a maximum of 3% of GEO’s total number of outstanding shares of common stock at any time during a fiscal year. In managing the annual run rate, the Compensation Committee will consider the potential negative impact on dilution of the granting of awards under the 2014 Plan. Any shares of common stock that we may repurchase from time to time will be factored into the Compensation Committee’s determination of awards under the 2014 Plan. Additionally, if any award under the 2006 Plan is cancelled, forfeited or terminated for any reason or is settled in cash, the shares of common stock that were subject to such award shall become available for awards under the 2014 Plan unless such shares were cancelled, forfeited, withheld or terminated in order to pay the exercise price, purchase price or any taxes or tax withholdings on a 2006 award.

Shares tendered to pay the exercise price or tax withholding obligation for stock options will be treated as delivered for purposes of calculating the share reserve limit and will not be added back to the share reserve for additional grants. The pool of available shares will be reduced by the gross number of shares underlying stock appreciation right awards.

Individual Award Limits

The maximum number of shares subject to options or stock appreciation rights that may be granted to an individual participant in any one calendar year is 450,000. The maximum number of awards subject to performance shares or performance share units that may be granted to an individual participant in any one calendar year is 450,000. In addition, no individual participant may be granted performance units having a grant date value greater than $2,000,000 in any one calendar year. The aggregate fair market value of our common stock on the date of grant underlying ISOs that can be exercisable for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

Stock Appreciation Rights and Stock Options

The 2014 Plan provides for awards of stock appreciation rights, non-qualified stock options and ISOs intended to comply with Section 422 of the Code. The 2014 Plan specifically prohibits the following:

•

The granting of stock appreciation rights and stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an ISO granted to a 10% shareholder, 110% of fair market value); and

•	Without shareholder approval (except in the event of a stock split, certain other recapitalizations and a change in control):

¡	The re-pricing of stock appreciation and stock option awards;

¡	The cancellation of such awards in exchange for new awards with a lower exercise price; or

•	The repurchase of such awards which have an exercise price that is higher than the then current fair market value of GEO’s common stock.

As of March 10, 2014, the closing price of our common stock was $32.40 per share, as reported on the New York Stock Exchange.

A stock appreciation right entitles the holder to receive shares of our common stock or cash equal in value to the difference between the fair market value of our common stock on the exercise date and the value of our common stock on the grant date. Stock appreciation rights and stock options will have a maximum term of ten years (or five years in the case of an ISO granted to a 10% shareholder). Options and stock appreciation rights that are subject only to a future service requirement will vest immediately with respect to 20% of the award and the remaining 80% of the award will vest pro rata over a four-year vesting period (unless the Compensation Committee provides otherwise in an award agreement). However, options granted to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule.

Awards of Restricted Stock, Performance Shares, Performance Share Units and Performance Units

An award of restricted stock is an award of shares of our common stock subject to risk of forfeiture and a restriction on transferability. The risk of forfeiture and restriction on transferability will lapse following a stated period of time, upon attainment of specified performance targets or some combination thereof. An award of performance shares is an award of restricted stock that vest solely upon the achievement of certain performance goals being attained during a performance period. An award of performance share units is an award of the right to receive a fixed number of shares of common stock, or the cash equivalent, which is contingent on the achievement of certain performance goals being attained during a performance period. An award of performance units is an award of the right to receive a designated dollar value, or shares of common stock of the equivalent value, which is contingent on the achievement of certain performance goals being attained during a performance period. Generally, restricted stock awards subject only to a future service requirement will vest over a four-year vesting schedule in annual increments of 25%. However, restricted stock awards to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule. Unless the Compensation Committee provides otherwise in an award agreement, a recipient of a restricted stock or performance share award will have all of the rights of a holder of our common stock with respect to the underlying shares except for the restriction on transferability, including the right to vote the shares and receive dividends.

Change in Control and Other Events

The 2014 Plan provides the Compensation Committee with discretion to take certain actions with respect to outstanding awards in the event of a change in control or certain other material events that affect our capital structure or the number of shares of our common stock outstanding. In the event of a recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other event affecting the value of a share of our common stock or the number of shares outstanding, the various share limitations set forth in the 2014 Plan and the number of shares subject to outstanding awards will be adjusted as necessary and appropriate to reflect the change in the number or value of outstanding shares and to preserve the value of outstanding awards.

In the event of a change in control, the Compensation Committee may, in its sole and absolute discretion, provide that:

•	Some or all outstanding awards will become immediately exercisable or vested;

•

That all awards shall terminate, subject to the ability of the participants to exercise any vested award or to receive a cash payment equal to the difference between the change in control price and the exercise price (if any) of any vested awards;

•	In the event of a liquidation or dissolution of GEO, awards convert into the right to receive the liquidation proceeds, less the exercise price (if any); or

•	Any combination of the above.

Qualified Performance-Based Awards

The 2014 Plan is designed so that compensation from stock options, stock appreciation rights, performance shares, performance share units and performance units will generally be structured to be exempt from the limitation on deductible compensation imposed by Section 162(m) of the Code. The Compensation Committee will administer the 2014 Plan and the 2014 Plan will be interpreted consistent with the purpose of maintaining the exemption from the Section 162(m) deduction limitation, except that qualified performance targets may be waived in the event of a change in control. The Compensation Committee is responsible for certifying the extent to which performance awards have been earned. The 2014 Plan provides that performance-based compensation awards intended to be exempt from the Section 162(m) deduction limitation will be subject to vesting on the basis of one or more of the following performance targets:

•	Enterprise value or value creation;

•	After-tax or pre-tax profits;

•	Operational cash flow or working capital;

•	Operational costs;

•	Level of bank debt, other long- or short-term debt or other similar financial obligations;

•	Earnings per share or earnings per share from continuing operations;

•	Net sales, revenues, net income or earnings before income tax or other exclusions;

•	Return on capital employed or return on invested capital;

•	Return on shareholder equity;

•	Fair market value of our common stock;

•	Value of an investment in our common stock; and

•	EBITDA (earnings before income tax, depreciation and amortization).

Effective Date and Term

The 2014 Plan will be effective on the date our shareholders approve the 2014 Plan. The 2014 Plan will terminate ten years after the date shareholders approve the 2014 Plan.

Amendments

The 2014 Plan may be amended by the Compensation Committee provided that no 2014 Plan amendment may alter or impair rights or obligations under any existing award and the approval of our shareholders shall be required for any amendment that:

•	Changes the class of individuals eligible to receive awards under the 2014 Plan;

•	Increases the maximum number of shares of common stock that may be issued under the 2014 Plan;

•

Amends the 2014 Plan in a manner that requires shareholder approval under state or federal law (including Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or the rules of the New York Stock Exchange; or

•	Eliminates a requirement that shareholders approve an action under the 2014 Plan.

Transferability

Awards granted under the 2014 Plan are transferable only by the participant’s will, the applicable laws of descent and distribution and, in the discretion of the Compensation Committee, to certain of the participant’s family members.

Federal Income Tax Consequences of Awards under the 2014 Plan

The U.S. federal income tax consequences of the 2014 Plan under current federal law, which is subject to change, are summarized in the following discussion of the applicable general tax principles. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, GEO will generally be entitled to deduct, and the participant will recognize, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, GEO will not generally be entitled to a deduction nor will the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2014 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture and performance shares result in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance share units, performance units, dividend equivalents, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, GEO will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2014 Plan in connection with a “change in control” (as this term is used under the Code), GEO may not be permitted to deduct the portion of the compensation attributable to the acceleration (parachute payments) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by GEO in certain circumstances.

If any award constitutes non-qualified deferred compensation under Section 409A of the Code, the incentive will be structured with the intent that it will comply with Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Foreign Employees and Foreign Law Considerations

The Compensation Committee may grant awards to individuals who are foreign nationals and are located outside of the United States. With respect to such individuals, the Compensation Committee is authorized to modify the terms and conditions of the awards granted under the 2014 Plan, establish sub-plans with such modifications as may be necessary or advisable, and take any action which it deems advisable for the purpose of complying with or obtaining any exemptions or approvals under the legal or regulatory provisions of countries outside of the United States.

New Plan Benefits Under the 2014 Plan

Because future awards under the 2014 Plan will be granted in the discretion of the board of directors or the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. If shareholders decline to approve the 2014 Plan, no awards will be granted under the 2014 Plan.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” the amendments to The GEO Group Inc. 2014 Stock Incentive Plan.

SHAREHOLDER PROPOSAL DEADLINE

As more specifically provided in our Amended and Restated Bylaws, no business may be brought before an annual meeting by a shareholder unless the shareholder has provided proper notice to us not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, since our annual meeting for 2014 is scheduled for May 2, 2014, any shareholder proposal to be considered at the 2015 annual meeting must be properly submitted to us not earlier than February 1, 2015 nor later than March 3, 2015. These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. For the 2015 annual meeting, under the Securities and Exchange Commission’s requirements, any stockholder proposals and recommendations for director nominees must be received by GEO no later than November 21, 2014, in order to be included in our 2015 proxy statement.

ANNUAL SHAREHOLDER MEETING GUIDELINES

Place, Date and Time

The GEO Group’s Annual Shareholder Meeting (the “Meeting”) will be held at The Boca Raton Resort & Club (the “Hotel”) on May 2, 2014 at 9:00 am (ET).

Attendance

The Meeting is open to shareholders of record as of March 10, 2014. Shareholders must pre-register to reserve an admission ticket/credential and then present both the admission ticket/credential and a government-issued photo identification at the Hotel’s main entrance/gate in order to attend the Meeting.

If you are a registered shareholder and would like to attend the Meeting, please contact GEO Shareholder Services at shareholderservices@geogroup.com or by telephone at 1-866-301-4436 to reserve an admission ticket/credential. Please include your contact and mailing information in your request. If we cannot confirm that you are a registered shareholder, we will contact you for further information.

If you hold GEO shares in “street name” through an intermediary, such as a bank, brokerage firm, or other nominee, and you would like to attend the Meeting, please send us a written request for an admission ticket/credential either by regular mail, fax or email along with proof of share ownership as of the record date, March 10, 2014, such as a letter from the broker, trustee, bank, or nominee holding your shares to: Shareholder Services, 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487; fax: 1-561-999-7681; or email: shareholderservices@geogroup.com. Please include your contact and mailing information in your request.

Requests to reserve admission tickets/credentials will be processed in the order in which they are received and must be received no later than five business days before the Meeting date, or Friday, April 25, 2014. Admission tickets/credentials will be mailed ahead of the Meeting date to the mailing address provided in the request.

Security Requirements

For safety and security reasons, cameras, smartphones, cell phones, recording equipment, electronic devices, computers, large bags, briefcases, or packages along with other items at the discretion of GEO will not be permitted in the Meeting. Attendees will have to check any such items prior to entering the Meeting room. Additionally for security and safety reasons, firearms, weapons, or other items believed to be dangerous will not be permitted in the Meeting. The distribution of printed, written and other materials by anyone other than GEO management will also not be permitted in the Meeting or in the general vicinity of the Meeting.

HOUSEHOLDING

As permitted by rules adopted by the Securities and Exchange Commission, we are delivering a single Notice of Internet Availability of Proxy Materials, annual report and proxy statement, as applicable, to any household at which two or more shareholders reside if we believe the shareholders are members of the same family, unless otherwise instructed by one or more of the shareholders. We will promptly deliver separate copies of these documents upon the written or oral request of any shareholders at a shared address to which a single copy of the documents were delivered.

If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at (800) 635-9270 or writing them at 480 Washington Boulevard, Jersey City, New Jersey 07310.

•

If an intermediary, such as a broker or bank, holds your shares, please contact Broadridge and inform them of your request by calling them at (800) 542-1061 or writing them at Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Be sure to include your name, the name of your brokerage firm and your account number.

OTHER MATTERS

The board of directors knows of no other matters to come before the shareholders’ meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By Order of the Board of Directors,

John J. Bulfin

Senior Vice President, General Counsel

and Corporate Secretary

March 21, 2014

A copy of GEO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC will be made available without charge to interested shareholders upon written request to Director, Corporate Relations, The GEO Group, Inc., 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487.

APPENDIX A

THE GEO GROUP, INC.

2014 STOCK INCENTIVE PLAN

May 2, 2014

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

The GEO Group, Inc., a Florida corporation (“GEO”) hereby establishes The GEO Group, Inc. 2014 Stock Incentive Plan, effective May 2, 2014, subject to the approval by the shareholders of GEO in accordance with the laws of the State of Florida. Unless earlier terminated pursuant to Section 15(k) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Annex A attached hereto.

As of the Effective Date no new awards shall be granted under the amended and restated The GEO Group, Inc. 2006 Stock Incentive Plan (the “2006 Plan”); provided, however, that the awards outstanding under the 2006 Plan as of the Effective Date shall continue pursuant to the terms of the 2006 Plan and the applicable award agreements.

2. PURPOSE

The purpose of the Plan is to enable GEO to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in GEO and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of GEO.

3. ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

(c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of GEO, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of GEO. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5. SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be the sum of three million eighty-three thousand three hundred fifty three (3,083,353) shares. If any 2006 Award is cancelled, forfeited, terminated for any reason or is settled in cash, the shares of Common Stock that were subject to such 2006 Award shall, to the extent cancelled, forfeited, terminated or settled in cash, immediately become available for Awards under this Plan; provided, however, that any shares of Common Stock subject to 2006 Award which are tendered cancelled, forfeited, withheld or terminated in order to pay the exercise price, purchase price or any taxes or tax withholdings on a 2006 Award shall not be available for Awards granted under this Plan.

(b) Maximum Shares Issuable During a Fiscal Year. The maximum number of shares of Common Stock that may be issued under all Awards granted in a fiscal year shall not exceed three percent (3%) of GEO’s maximum authorized and outstanding shares of Common Stock at any time during said fiscal year; provided, however, that (i) such limitation shall not include any substitute grants made in settlement of any awards under any other plan sponsored by GEO or substitute grants or equity assumed in connection with a corporate transaction, and (ii) any shares of Common Stock repurchased or redeemed by GEO after any Awards have been made which have been authorized by the Board shall nevertheless be deemed to be outstanding for purposes of calculating whether there has been a violation of this Section 5(b).

(c) Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of three million eighty-three thousand three hundred fifty three (3,083,353) of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of three million eighty-three thousand three hundred fifty three (3,083,353) of such shares may be issued in connection with Awards, other than Options and Stock Appreciation Rights, that are settled in Common Stock;

(iii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Four Hundred Fifty Thousand (450,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iv) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Four Hundred Fifty Thousand (450,000) of such shares may be subject to grants of Performance Shares or Performance Share Units, to any one Eligible Individual during any one fiscal year; and

(v) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $2,000,000.

(d) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Option or Stock Appreciation Right; and

(ii) In connection with the granting of an Award that may be settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Award.

(e) Cancelled, Forfeited, or Surrendered Awards. If any Award that may be settled in Common Stock is cancelled, forfeited, terminated or settled in cash for any reason, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited, terminated or settled in cash, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award which are tendered cancelled, forfeited, withheld or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan. Shares of Common Stock that have been repurchased by the Company using the proceeds from Stock Option exercise shall not be available for future Awards granted under the Plan.

(f) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of GEO by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of GEO or other increase or decrease in such shares effected without receipt of consideration by GEO occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan (including, but not limited to, the aggregate limits of the number of shares of Common Stock described in Sections 5(c)(i) and (ii), (ii) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (iii) the calculation of the reduction of shares of Common Stock available under the Plan, (iv) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; (v) the Exercise Price of outstanding Options granted under the Plan, and/or (vi) the number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 10. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(f), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(f) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6. OPTIONS

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of GEO, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(f) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 10, 12 and 13 of the Plan, Options covered by any Award under this Plan that are subject solely to a future service requirement shall vest as follows: (i) 20% of the Options subject to an Award shall vest immediately upon the

Grant Date; and (ii) the remaining 80% of the Options subject to an Award shall vest over the four-year period immediately following the Grant Date in equal annual increments of 20%, with one increment vesting on each anniversary date of the Grant Date.

(g) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to GEO a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to GEO at its principal office and addressed to the attention of John J. Bulfin, General Counsel, The GEO Group Inc., 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(h) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to GEO of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to GEO’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in GEO incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to GEO, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to GEO to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (B) by any other method as may be permitted by the Committee.

(i) Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii) Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7. STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights. The terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the General Counsel of GEO, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8. RESTRICTED STOCK

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 10, 12 and 13 of the Plan, Restricted Stock covered by any Award under this Plan that are subject solely to a future service requirement shall vest over the four-year period immediately following the Grant Date in equal annual increments of 25%, with one increment vesting on each anniversary date of the Grant Date. Shares of Restricted Stock subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(c).

(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in The GEO Group, Inc. 2014 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and The GEO Group, Inc. (the “Company”), dated                 , 20     (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.

(e) Shareholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.

(f) Termination of Service. Unless otherwise provided in a Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by GEO with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted

Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

9. PERFORMANCE AWARDS

(a) Grant of Performance Awards. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares, Performance Share Units and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Award shall satisfy the requirements as set forth in this Section.

(b) Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, GEO’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, GEO’s after-tax or pre-tax profits including, without limitation, that attributable to GEO’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, GEO’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, GEO’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of GEO’s long-term or short-term public or private debt or other similar financial obligations of GEO, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from GEO’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, GEO’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, GEO’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, GEO’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of GEO’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of GEO of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by GEO (or a subsidiary, division, facility or other operational unit of GEO) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Performance Award will be earned, levels of performance at which a Performance Award will become partially earned and a level at which a Performance Award will be fully earned.

(c) Terms and Conditions of Performance Awards. The applicable Award Agreement shall set forth the number and type of Performance Awards; (ii) the Performance Period; and the Performance Goals with respect to each such Performance Award; (iii) the maximum shares of Common Stock that may be issued pursuant to a Performance Award and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Award granted hereunder. Performance Goals for different Participants and for different grants of Performance Awards need not be identical. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards, but may not exercise discretion to increase any amount payable in respect of a Performance Award. A holder of a Performance Award is not entitled to the rights of a holder of Common Stock.

(d) Determination and Payment of Performance Awards. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Awards have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share Unit or Performance Unit, but in any event no later than 70 days following the end of the applicable Performance Period, the Committee shall cause the amount of such Performance Share Unit or Performance Unit to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). For purposes of making payment or a distribution with respect to a Performance Cash Unit, the value of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Cash Units to be payable.

(e) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Awards shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Awards held by such Participant for any reason other than death or Disability, the outstanding Performance Awards held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Awards.

(ii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment or vesting, as the case may be, of the Participant’s outstanding Performance Awards at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Awards granted to the Participant under such Performance Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Performance Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to any remaining Performance Awards shall be canceled and forfeited.

10. VESTING OF AWARD GRANTS TO NON-EMPLOYEE DIRECTORS

Notwithstanding the minimum vesting provisions in Section 6(f) and 8(b) of the Plan, any Award granted to a Non-Employee Director in lieu of cash compensation shall not be subject to any minimum vesting requirements.

11. OTHER AWARDS

Awards of shares of Common Stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion. With respect to the Awards that may be issued solely pursuant to this Section 11 and not pursuant to any other provision of the Plan, a maximum number of shares of Common Stock with respect to which such Awards may be issued, shall not exceed five percent (5%) of the total number of shares of Common Stock that may be issued under the Plan, as described in Section 5(a).

12. CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of GEO, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of GEO, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of GEO, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

13. CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by GEO or any entity that is a part of the Company immediately after such event.

14. REQUIREMENTS OF LAW

(a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

15. GENERAL PROVISIONS

(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c) Dividends and Dividend Equivalents. Except as provided by Section 5(f) or 8(e) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Common Stock covered by an Award which has not vested, an Option, a Stock Appreciation Right or a Performance Award. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

(d) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for GEO determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f) Issuance of Certificates; Shareholder Rights. GEO shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form 8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(h) Buyout and Settlement Provisions. Except as prohibited in Section 15(j)(ii) of the Plan, the Committee may at any time on behalf of GEO offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i) Use of Proceeds. The proceeds received by GEO from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of GEO.

(j) Modification or Substitution of an Award.

(i) Generally. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award.

(ii) Limitation on Repricing. Unless such action is approved by GEO’s shareholders in accordance with applicable law: (i) no outstanding Option or Stock Appreciation Right granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option or Stock Appreciation Right (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 12); (ii) the Committee may not cancel any outstanding Option or Stock Appreciation Right and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option or Stock Appreciation Right (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 12); (iii) the Committee may not authorize the repurchase of an outstanding Option or Stock Appreciation Right which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 12); and (iv) the Committee may not cancel any outstanding Option or Stock Appreciation Right and grant in substitution therefore new Awards as part of a strategy to materially enhance the position of the holder of such Options or Stock Appreciation Rights with respect to their value as of the time of such substitution (other than adjustments pursuant to Sections 5(f) and 12).

(k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of GEO in accordance with applicable law and the Articles of Incorporation and Bylaws of GEO shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 12 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposes to eliminate a requirement provided herein that the shareholders of GEO must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(m) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify GEO in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n) Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 15(n) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 15(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

(o) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(r) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(s) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(v) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to GEO, to its principal place of business, attention: John J. Bulfin, General Counsel, The GEO Group Inc., and if to the holder of an Award, to the address as appearing on the records of the Company.

ANNEX A

DEFINITIONS

“2006 Award” means any outstanding award under the 2006 Plan that can be settled in Common Stock.

“2006 Plan” means the amended and restated The GEO Group, Inc. 2006 Stock Incentive Plan, effective May 4, 2006.

“Award” means any Common Stock, Option, Performance Unit, Performance Share, Performance Share Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by GEO and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of GEO.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” shall be deemed to occur upon:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than GEO, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of GEO in substantially the same proportions as their ownership of common stock of GEO), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of GEO representing thirty percent (30%) or more of the combined voting power of GEO’s then outstanding securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by GEO’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) consummation of a merger, consolidation, reorganization, or other business combination of GEO with any other entity, other than a merger or consolidation which would result in the voting securities of GEO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of GEO or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of GEO (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of GEO’s then outstanding securities shall not constitute a Change in Control; or

(d) the shareholders of GEO approve a plan of complete liquidation of GEO, and such liquidation occurs, or the consummation of the sale or disposition by GEO of all or substantially all of GEO’s assets other than (x) the sale or disposition of all or substantially all of the assets of GEO to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of GEO at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of GEO.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of GEO.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

“Common Stock” means the common stock, par value $0.01 per share, of GEO.

“Company” means The GEO Group, Inc., a Florida corporation, the subsidiaries of The GEO Group, Inc., and all other entities whose financial statements are required to be consolidated with the financial statements of The GEO Group, Inc. pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of The GEO Group, Inc. as determined by the Committee in its sole and absolute discretion.

“Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Effective Date” shall mean May 2, 2014.

“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“GEO” means The GEO Group, Inc., a Florida corporation.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Non-Employee Director” means a director of GEO who is not an active employee of the Company.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Award” means an award of Performance Shares, Performance Share Units or Performance Units.

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Shares” means Restricted Stock which is subject to the achievement of certain Performance Goals being attained during a Performance Period pursuant to Section 9 hereunder.

“Performance Share Unit” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of certain Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary.

“Plan” means this The GEO Group, Inc. 2014 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Section 424 Employee” means an employee of GEO or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000201120_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Clarence E. Anthony 02 Norman A. Carlson 03 Anne N. Foreman 04 Richard H. Glanton 05 Christopher C. Wheeler 06 George C. Zoley THE GEO GROUP, INC. 621 NW 53RD STREET SUITE 700 BOCA RATON, FL 33487 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2 To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year 2014. 3 To hold an advisory vote to approve named executive officer compensation. 4 To approve The GEO Group, Inc. 2014 Stock Incentive Plan, which we refer to as the 2014 Plan. 5 To transact any other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0000201120_2 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . THE GEO GROUP, INC. Annual Meeting of Shareholders May 2, 2014 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints George C. Zoley and John J. Bulfin as Proxy, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The GEO Group, Inc. held of record by the undersigned on March 10, 2014, at the Annual Meeting of Shareholders to be held at Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, FL 33432, at 9:00 A.M. (EDT), May 2, 2014 or at any adjournment thereof. This Voting Instruction Form also instructs MassMutual Financial Group as Trustee of The GEO Group, Inc. 401(k) Plan, to vote in person or by Proxy at the Annual Meeting of Shareholders, all the shares of Common Stock of The GEO Group, Inc. for which the undersigned shall be entitled to instruct in the manner appointed on the other side hereof. MassMutual Financial Group will vote the shares represented by this Voting Instruction Form that is properly completed, signed, and received by MassMutual Financial Group before 12 p.m. EDT on April 29, 2014. Please note that if this Voting Instruction Form is not properly completed and signed, or if it is not received by The Trustee as indicated above, shares allocated to a participant’s account will not be voted. MassMutual Financial Group will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements. MassMutual Financial Group makes no recommendation regarding any voting instruction. This Proxy is solicited by the Board of Directors and will be voted in accordance with the instructions specified on the reverse side. If no instructions are specified, this Proxy will be voted FOR the election of the nominees, FOR Proposals 2 , 3 , 4 and 5. On any other business which may properly come before the meeting, the shares will be voted in accordance with the judgment of the person named as proxy. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side